As filed with the Securities and Exchange Commission on September 20, 2001

                                       Investment Company Act File No. 811-10397

 -------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

    [ ]  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
    [X]            Amendment No. 1


                              ---------------------

                              ALYESKA FUND, L.L.C.
               -------------------------------------------------
               (Exact name of Registrant as specified in Charter)


                           ONE WORLD FINANCIAL CENTER
                                   31ST FLOOR
                               200 LIBERTY STREET
                            NEW YORK, NEW YORK 10281
                    ---------------------------------------
                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (212) 667-4225

                              ---------------------

                              c/o HOWARD M. SINGER
                                Managing Director
                            CIBC World Markets Corp.
                           One World Financial Center
                                   31st Floor
                               200 Liberty Street
                            New York, New York 10281
                     --------------------------------------
                     (Name and address of agent for service)

                                    Copy to:
                            KENNETH S. GERSTEIN, ESQ.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022

 -------------------------------------------------------------------------------

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in Registrant may only be made by individuals or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, interests in Registrant.

                  Part A - INFORMATION REQUIRED IN A PROSPECTUS

     Part B - INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION



     The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the Confidential Memorandum of Alyeska Fund, L.L.C., which follows.

                                                   Copy Number: ________________


                -----------------------------------------------

                              ALYESKA FUND, L.L.C.

                -----------------------------------------------

                             CONFIDENTIAL MEMORANDUM
                                 OCTOBER 2001

                -----------------------------------------------

                        CIBC OPPENHEIMER ADVISERS, L.L.C.

                               INVESTMENT ADVISER

                -----------------------------------------------

                     ONE WORLD FINANCIAL CENTER, 31ST FLOOR
                               200 LIBERTY STREET
                            NEW YORK, NEW YORK 10281
                                 (212) 667-4225

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF ALYESKA FUND, L.L.C. AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE LIMITED LIABILITY COMPANY INTERESTS ("INTERESTS") OF ALYESKA FUND, L.L.C. HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY OR REGULATORY AUTHORITY OR ANY NATIONAL SECURITIES EXCHANGE. NO AGENCY, AUTHORITY OR EXCHANGE HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL MEMORANDUM OR THE MERITS OF AN INVESTMENT IN THE INTERESTS OF ALYESKA FUND, L.L.C. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TO ALL INVESTORS

     INTERESTS ARE NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INTERESTS ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, AND ARE NOT GUARANTEED BY, CANADIAN IMPERIAL BANK OF COMMERCE OR ANY OTHER BANK. INTERESTS ARE SUBJECT TO INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF THE FULL AMOUNT INVESTED.

     INTERESTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERING OF INTERESTS WILL BE MADE IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES THAT DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.

     THIS CONFIDENTIAL MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF INTERESTS IN ANY JURISDICTION IN WHICH THEIR OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING ALYESKA FUND, L.L.C., THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS CONFIDENTIAL MEMORANDUM. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS CONFIDENTIAL MEMORANDUM OR ITS EXHIBITS.

     THIS CONFIDENTIAL MEMORANDUM IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE INTERESTS, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).

     PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS CONFIDENTIAL MEMORANDUM AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN ALYESKA FUND, L.L.C., FOR SUCH INVESTOR.

     THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LIMITED LIABILITY COMPANY AGREEMENT OF ALYESKA FUND, L.L.C., THE 1933 ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR UP TO TWO (2) YEARS FROM THE DATE THAT A REPURCHASE REQUEST HAS BEEN MADE BY AN INVESTOR.

                           FOR GEORGIA RESIDENTS ONLY

     THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPT UNDER THAT ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THAT ACT.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF TERMS...............................................................1

SUMMARY OF FUND EXPENSES......................................................17

THE COMPANY...................................................................18

USE OF PROCEEDS...............................................................18

STRUCTURE.....................................................................18

INVESTMENT PROGRAM............................................................19

TYPES OF INVESTMENTS AND RELATED RISK FACTORS.................................22

ADDITIONAL RISK FACTORS.......................................................37

PERFORMANCE INFORMATION.......................................................39

BOARD OF MANAGERS.............................................................39

THE ADVISER AND CIBC WM.......................................................42

VOTING........................................................................44

CONFLICTS OF INTEREST.........................................................45

BROKERAGE.....................................................................48

FEES AND EXPENSES.............................................................49

CAPITAL ACCOUNTS AND ALLOCATIONS..............................................52

SUBSCRIPTION FOR INTERESTS....................................................56

REDEMPTIONS, REPURCHASES OF  INTERESTS AND TRANSFERS..........................58

TAX ASPECTS...................................................................63

ERISA CONSIDERATIONS..........................................................76

ADDITIONAL INFORMATION AND SUMMARY OF LIMITED LIABILITY COMPANY
AGREEMENT.....................................................................78

APPENDIX A - LIMITED LIABILITY COMPANY AGREEMENT ............................A-1

APPENDIX B - PERFORMANCE OF CIBC OPPENHEIMER ALYESKA INTERNATIONAL, LTD .....B-1

                                SUMMARY OF TERMS

     The following summary is qualified entirely by the detailed information appearing elsewhere in this Confidential Memorandum and by the terms and conditions of the limited liability company agreement of Alyeska Fund, L.L.C. (the "Company Agreement"), each of which should be read carefully and retained by any prospective investor.

THE COMPANY         Alyeska Fund, L.L.C. (the "Company") is a recently formed
                    Delaware limited liability company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company.

                    The Company is a specialized investment vehicle that may be referred to as a registered private investment company. The Company is similar to an unregistered private investment fund in that (i) interests in the Company ("Interests") are sold in comparatively large minimum denominations in a private placement solely to high net worth individual and institutional investors, and thus are restricted as to transfer and (ii) the capital accounts of persons who purchase Interests ("Members") are subject to both asset-based charges and performance-based allocations in connection with the Company's activities. Unlike a private investment fund but like other registered investment companies, however, the Company has registered under the 1940 Act to be able to offer Interests without limiting the number of investors that can participate in its investment program.

INVESTMENT PROGRAM  The Company's investment objective is maximum capital appreciation. The Company seeks superior risk-adjusted returns through the use of a multi-strategy, multi-manager investment program. The Company pursues its investment objective by investing its assets primarily in hedged equity strategies. These strategies include those that focus on investments in fast-growing sectors of the world economy and regional investments, among others.

                    To implement its investment program, the Company will allocate its assets among a broad group of investment managers (the "Investment Managers"), selected on the basis of their experience or expertise in a particular investment strategy or investment strategies. The assets of the Company will be allocated by its investment adviser, CIBC Oppenheimer Advisers, L.L.C. (the "Adviser"), by investing in private investment funds or other entities, or investing in managed accounts pursuant to investment advisory agreements with different investment managers.

                    The Adviser will rely on the Hedge Fund Due Diligence Committee of CIBC World Markets Corp. ("CIBC WM"), the managing member of the Adviser, to oversee the Adviser's investment decision making on behalf of the Company. The Adviser has chosen Kenneth Stemme as the person primarily responsible for the day-to-day management of the Company's portfolio on behalf of the Adviser, subject to such policies as may be adopted by the Board of Managers. Mr. Stemme is an Executive Director of CIBC WM and is a member of CIBC WM's Hedge Fund Due Diligence Committee.

                    Investment Managers will be selected on the basis of various criteria, generally including, among other things, an analysis of: the Investment Manager's performance during various time periods and market cycles; the Investment Manager's reputation, experience and training; its articulation of, and adherence to, its investment philosophy; the presence and deemed effectiveness of risk management discipline; on-site interviews of the management team; the quality and stability of the Investment Manager's organization, including internal and external professional staff; and whether the Investment Manager has a substantial personal investment in the investment program.

                    The Investment Managers generally conduct their investment programs through unregistered investment funds, which have investors other than the Company, and in other registered investment companies (collectively, "Investment Funds"). The Company currently intends to invest its assets primarily in Investment Funds. It may also invest its assets directly pursuant to investment advisory agreements, granting the Investment Managers discretionary investment authority on a managed account basis with respect to a portion of the Company's assets. In addition, to facilitate the efficient investment of the Company's assets, separate investment vehicles may be created by the Company for one or more of the Investment Managers. Generally, with respect to any such vehicle, an Investment Manager will serve as general partner and the Company will be the sole limited partner. (Investment Managers for which such an investment vehicle is formed and Investment Managers who manage assets directly for the Company on a managed account basis are collectively referred to as "Subadvisers".) No more than 10% of the Company's assets will be allocated to any Investment Fund that is advised by a Subadviser and the investment in any Investment Fund that is not advised by a Subadviser will be limited to less than 5% of the Investment Fund's voting securities. However, to permit the investment of more of its assets in Investment Funds deemed attractive by the Adviser, the Company may purchase non-voting securities of Investment Funds that are not advised by a Subadviser or, as to these Investment Funds, contractually forgo its voting rights. The Company may invest a majority of its assets in non-voting securities of Investment Funds. When acquiring the non-voting securities of an Investment Fund not managed by a Subadviser, the Company will limit its investment to less than 25% of the Investment Fund's outstanding equity. (See "Additional Risk Factors--Special Risks of Multi-Manager Structure.")

                    Unregistered investment funds typically have greater flexibility than traditional investment funds (e.g., registered investment companies) as to the types of securities that may be owned, the types of trading strategies employed, and in some cases, the amount of leverage that can be used. Investment Managers may invest and trade in a wide range of instruments and markets, including, but not limited to, domestic and foreign equities and equity-related instruments, currencies, financial futures, and fixed income and other debt-related instruments. In addition, Investment Managers may sell securities short. Investment Managers are generally not limited in the markets (either by location or type, such as large capitalization, small capitalization or non-U.S. markets) in which they invest or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis).

                    Investment Managers may use various investment techniques for hedging and non-hedging purposes. For example, an Investment Manager may sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Confidential Memorandum. The use of these techniques will be an integral part of their investment programs, and involves certain risks to the Company. Investment Managers may use leverage, which also involves risk. (See "Types of Investments and Related Risk Factors.") For purposes of the Company's investment restrictions and certain investment limitations under the 1940 Act, the Company will look through any Investment Funds managed by the Subadvisers to their underlying securities.

                    The Adviser will regularly evaluate each Investment Manager to determine whether its investment program is consistent with the Company's investment objective and whether its investment performance is satisfactory. The Company's assets may be reallocated among Investment Managers, existing Investment Managers may be terminated and additional Investment Managers selected, subject to the condition that retention of a Subadviser will require approval of a majority (as defined in the 1940 Act) of the Company's outstanding voting securities, unless the Company receives an exemption from certain provisions of the 1940 Act.

POTENTIAL BENEFITS
OF INVESTING IN
THE COMPANY         An investment in the Company will enable investors to invest with a group of Investment Managers whose services generally are not available to the investing public, whose investment funds may be closed from time to time to new investors, or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Company will also enable investors to invest with a cross-section of Investment Managers without having to meet the high minimum investment requirements that Investment Managers typically would impose on investors. The
                    Adviser believes that by investing among a carefully selected group of Investment Managers, employing a variety of investment strategies, the Company may reduce the volatility inherent in a direct investment with a single
                    Investment Manager.

RISK FACTORS        THE COMPANY'S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS
                    SUBSTANTIAL RISKS. THERE CAN BE NO ASSURANCE THAT THE
                    COMPANY'S OR THE INVESTMENT FUNDS' INVESTMENT OBJECTIVES
                    WILL BE ACHIEVED OR THAT THEIR INVESTMENT PROGRAMS WILL BE
                    SUCCESSFUL. IN PARTICULAR, EACH INVESTMENT MANAGER'S USE OF
                    LEVERAGE, SHORT SALES AND DERIVATIVE TRANSACTIONS, AND ITS
                    POTENTIALLY LIMITED DIVERSIFICATION CAN, IN CERTAIN
                    CIRCUMSTANCES, RESULT IN

                    SIGNIFICANT LOSSES TO THE COMPANY. INVESTORS SHOULD CONSIDER THE COMPANY AS A SUPPLEMENT TO AN OVERALL INVESTMENT PROGRAM AND SHOULD INVEST ONLY IF THEY ARE WILLING TO UNDERTAKE THE RISKS INVOLVED. INVESTORS COULD LOSE SOME OR ALL OF THEIR INVESTMENT.

                    As a non-diversified investment company, there are no percentage limitations imposed by the 1940 Act on the portion of the Company's assets that may be invested in the securities of any one issuer. As a result, the Company's investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broader range of issuers.

                    Each Investment Manager generally will charge the Company an asset-based fee, and some or all of the Investment Managers will receive performance-based allocations. The asset-based fees of the Investment Managers are generally expected to range from 1% to 2% and the performance-based allocations of the Investment Managers are generally expected to range from 15% to 25% of net profits.

                    The performance-based allocation received by an Investment Manager may create an incentive for the Investment Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. In addition, because a performance-based allocation will be calculated on a basis that includes unrealized appreciation of an Investment Fund's assets, the performance-based allocation may be greater than if it were based solely on realized gains.

                    In addition, the Adviser will receive a performance-based allocation from the Company, which gives rise to similar risks.

                    There are special tax risks associated with an investment in the Company. (See "Additional Risk Factors - Distributions to Members and Payment of Tax Liability" and "Tax Aspects.")

                    The Company is a recently formed entity and has no operating history upon which investors can evaluate its performance. However, the personnel of CIBC WM responsible for managing the Company's investment portfolio on behalf of the Adviser have substantial experience in managing private investment companies (including CIBC Oppenheimer Alyeska International, Ltd. (the "Offshore Fund"), a Cayman Islands Company with an investment program that is substantially the same as that of the Company). In addition, as described above, the Company intends to invest primarily with Investment Managers that have established track records.

                    Interests in the Company will not be traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Company may offer to repurchase Interests from time to time, a Member may not be able to liquidate its Interest for up to two years. (See "Types of Investments and Related Risk Factors," "Tax Aspects," and "Redemptions, Repurchases of Interests and Transfers.")

                    INVESTING IN A MULTI-MANAGER FUND, SUCH AS THE COMPANY, INVOLVES ADDITIONAL SPECIAL RISKS, INCLUDING THE FOLLOWING:

                    The Investment Funds will not be registered as investment companies under the 1940 Act and, therefore, the Company will not be able to avail itself of the protections of the 1940 Act with respect to the Investment Funds. Although the Adviser will receive detailed information from each Investment Manager regarding its historical performance and investment strategy, in most cases the Adviser has little or no means of independently verifying this information. An Investment Manager may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser.

                    An investor who meets the conditions imposed by the Investment Managers, including investment minimums that may be considerably higher than $150,000, could invest directly with the Investment Managers. By investing in the Investment Funds indirectly through the Company, the investor bears asset-based fees and performance-based allocations at the Company level and the Investment Fund level. In addition, the investor bears a proportionate share of the fees and expenses of the Company (including operating costs, distribution expenses and administrative fees) and, indirectly, similar expenses of the Investment Funds.

                    Each Investment Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Investment Managers and the Company generally. Accordingly, an Investment Manager with positive investment performance may receive compensation from the Company, and thus indirectly from investors, even if the Company's overall returns are negative.

                    Investment decisions of the Investment Funds are made by the Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Company could indirectly incur certain transaction costs without accomplishing any net investment result.

                    Since the Company may make additional investments in or effect withdrawals from the Investment Funds only at certain times pursuant to limitations set forth in the governing documents of the Investment Funds, the Company from time to time: may have to invest a greater portion of its assets temporarily in money market securities than it otherwise might invest; may have to borrow money to repurchase Interests; and may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so.

                    To the extent the Company purchases non-voting securities of, or contractually forgoes the right to vote in respect of, an Investment Fund, it will not be able to vote on matters that require the approval of the investors of the Investment Fund, including a matter that could adversely affect the Company's investment in it.

                    Investment Funds may be permitted to redeem their Interests in-kind. Thus, upon the Company's withdrawal of all or a portion of its interest in an Investment Fund, the Company may receive securities that are illiquid or difficult to value. In these circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Company.

MANAGEMENT          The Board of Managers of the Company (the "Board of
                    Managers") has overall responsibility for the management and supervision of the operations of the Company. The initial
                    Managers serving on the Board of Managers have been elected by the organizational Member of the Company (who is affiliated with CIBC WM). By signing the Company Agreement, each Member will be deemed to have voted for the election of each of the initial Managers. Any vacancy in the position of Manager may be filled by the remaining Managers, or, if required by the 1940 Act, by a vote of a plurality of the votes cast at a meeting of the Members (excluding any votes eligible to be cast by the Members affiliated with CIBC WM).
                    (See "Board of Managers" and "Voting.") The Managers also serve on the board of four other investment companies for which the Adviser or one of its affiliates serves as investment adviser.

ADVISER As noted above, the Adviser, CIBC Oppenheimer Advisers, L.L.C., a Delaware limited liability company, serves as the investment adviser of the Company. The Adviser will rely on the Hedge Fund Due Diligence Committee of CIBC WM (the managing member of the Adviser) to oversee the Adviser's investment decision making on behalf of the Company. The Adviser has chosen Kenneth Stemme as the person primarily responsible for the day-to-day management of the Company's portfolio on behalf of the Adviser, subject to such policies as may be adopted by the Board of Managers. Mr. Stemme is an Executive Director of CIBC WM and is a member of CIBC WM's Hedge Fund Due Diligence Committee.

                    The Adviser holds a non-voting Special Advisory Member interest in the Company (the "Special Advisory Account") solely for the purpose of receiving the Incentive Allocation. (See "Capital Accounts and Allocations - Incentive Allocation.") In addition, the Adviser or an affiliate of the Adviser will make a capital contribution to the Company as a Member. The capital account of the Adviser and any of its affiliates as a Member will not exceed approximately 5% of the aggregate capital account balances of the Members. (See "Additional Information and Summary of Limited Liability Company Agreement - Member Interests.")

                    The Company has entered into an investment advisory agreement (the "Investment Advisory Agreement") with the Adviser, which is effective for an initial term expiring May 31, 2003, and may be continued in effect from year to year thereafter if the continuance is approved annually by the Board of Managers. The Board of Managers may terminate the Investment Advisory Agreement on 60 days' prior written notice to the Adviser.

                    CIBC WM and the Adviser may be deemed to control the Company for purposes of the Bank Holding Company Act of 1956 (the "Bank Holding Company Act"), to which the Adviser, CIBC WM and affiliates of CIBC WM are subject. As a result, certain activities of the Company may be restricted by the Bank Holding Company Act and rules and regulations thereunder. (See "Types of Investment and Related Risk Factors -- Investment Policies and Restrictions.")

                    CIBC WM, the managing member of the Adviser, directly or through affiliates (including the Adviser), provides investment advisory services to registered investment companies, private investment companies and individual and institutional client accounts.

PLACEMENT AGENT     CIBC WM acts as the placement agent for the Company, without special compensation from the Company, and will bear its own costs associated with its activities as placement agent. The
                    Board of Managers may terminate CIBC WM as placement agent on 30 days' prior written notice. CIBC WM intends to compensate its account executives for their ongoing servicing of clients who have purchased Interests. This compensation will be based on a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Company. (See "Conflicts Of Interest - CIBC
                    WM.")

                    CIBC WM (subject to the approval of the Board of Managers) may delegate any of its duties, functions or powers as placement agent to unaffiliated third-parties to act as sub-placement agents for the Company and may compensate them. The Company will not bear any costs associated with any such arrangements.

CONFLICTS OF
INTEREST The investment activities of the Adviser, the Investment Managers and their respective affiliates for their own accounts and other accounts they manage may give rise to conflicts of interest that may disadvantage the Company. In addition, the Adviser, CIBC WM and affiliates of CIBC WM are subject to regulation under the Bank Holding Company Act and to restrictions imposed by the Board of Governors of the Federal Reserve System on their transactions and relationships with the Company and these restrictions may affect the investments made by the Company. (See "Conflicts of Interest.")

FEES AND EXPENSES   CIBC WM provides certain administrative and investor
                    services to the Company, including, among other things, providing office space and other support services to the Company, maintaining and preserving certain records of the Company, preparing and filing various materials with state and Federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Company's expenses. In consideration for these services, the Company will pay CIBC WM a monthly fee of 0.08333% (1.00% on an annualized basis) of the Company's net assets (the "CIBC WM
                    Fee"). The CIBC WM Fee will be an expense paid to CIBC WM out of the Company's assets, and will be reflected in each Member's capital account (including the Adviser's capital account but excluding the Special Advisory Account) as a reduction to net profits or an increase to net losses credited to or debited from each Member's capital account.
                    (See "Capital Accounts and Allocations.")

                    The Company will bear all expenses incurred in connection with its business and operations, including but not limited to the following: all costs and expenses directly related to portfolio transactions and positions for the Company's account, the establishment of any Investment Funds managed by the Subadvisers, and with the selection of Investment Managers, including due diligence and travel-related expenses; legal fees; accounting fees; costs of insurance; organizational and registration expenses; certain offering expenses; expenses of meetings of the Board of Managers and Members; the CIBC WM Fee; and fees payable to PFPC, Inc. for providing certain administration, accounting and investor services to the Company. (See "Fees and Expenses.") These expenses will not be charged to the Special Advisory Account.

SALES CHARGE        Investors purchasing Interests may be charged sales
                    commissions of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested), in the sole discretion of their account executives. Amounts paid as sales charges, if any, are included for purposes of determining whether applicable minimum investment requirements have been satisfied. (See
                    "Subscription for Interests.")

ALLOCATION OF
PROFIT AND LOSS     The net profits or net losses of the Company (including,
                    without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions) will be credited to or debited from the capital accounts of Members at the end of each fiscal period in accordance with their respective investment percentages for that period. Each Member's investment percentage will be determined by dividing as of the start of a fiscal period the balance of the Member's capital account by the sum of the balances of the capital accounts of all Members. (See "Capital Accounts and Allocations - Allocation of Net Profits and Net Losses.")

INCENTIVE
ALLOCATION          Generally at the end of each fiscal year, an incentive
                    allocation of 10% of the net profits, if any, that have been credited to the capital account of a Member during the period (an "Incentive Allocation") will be debited from the Member's capital account (including the Adviser's capital account) and credited to the Special Advisory Account. The
                    Incentive Allocation will be charged to a Member only to the extent that cumulative net profits with respect to the Member through the close of the current period exceeds the highest level of cumulative net profits with respect to the Member through the close of any prior period. For this purpose, cumulative net profits will be adjusted to reflect any repurchases of a Member's Interests. The Incentive
                    Allocation will be computed as of the end of each taxable and fiscal year and upon the complete withdrawal of an Interest by a Member. The Adviser may withdraw any Incentive
                    Allocation credited to its Special Advisory Account at any time following the date on which the Incentive Allocation was made. (See "Capital Accounts and Allocations - Incentive
                    Allocation.")

SUBSCRIPTION FOR
INTERESTS           The minimum initial investment in the Company by an investor is $150,000 and the minimum additional investment in the Company is $25,000. The minimum initial and additional contributions may be reduced by the Board of Managers. In connection with initial and additional investments, investors may be charged sales commissions of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested), in the sole discretion of their account executives. Amounts paid as sales charges, if any, are included for purposes of determining whether applicable minimum investment requirements have been satisfied.

                    The Board of Managers may accept initial and additional subscriptions for Interests as of the first day of each month, or at such other times as may be determined by the Board of Managers. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date and require the investor to submit a completed subscription document before the acceptance date. The Board of Managers reserves the right to reject any subscription for Interests and may, in its sole discretion, suspend subscriptions for Interests at any time.

                    The Board of Managers has authorized the Company to accept initial subscriptions for Interests in the amount of $50,000 or more from certain eligible investors who are affiliated with the Company or its service providers. (See "Subscription for Interests.")

                    Generally, Interests may not be purchased by nonresident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates, all as defined in the Internal Revenue Code of 1986 (the "Code"). In addition, because the Company may generate "unrelated business taxable income" with respect to tax-exempt investors, charitable remainder trusts may not want to purchase Interests, because a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has "unrelated business taxable income."

INITIAL CLOSING
DATE The anticipated initial closing date for subscriptions for Interests is October 1, 2001. The Company, in its sole discretion, may postpone the closing date for up to 90 days.

ELIGIBILITY         Each prospective investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the 1933 Act and that the investor has a net worth at the time of subscription of more than $1.5 million ($5 million for trusts and other entities) or any greater amount that may be required by applicable law or by the Board of Managers, in its sole discretion.
                    Existing Members who subscribe for additional Interests will be required to meet the foregoing eligibility criteria at the time of the additional subscription. The relevant investor qualifications will be set forth in a subscription agreement that must be completed by each prospective investor.

TRANSFER
RESTRICTIONS        Interests may be transferred: (i) by operation of law
                    pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member; or (ii) with the written consent of the Board of Managers, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.
                    Without limiting the foregoing, the Board of Managers generally will not consent to a transfer unless the transfer is: (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (b) to members of the transferring Member's immediate family (siblings, spouse, parents and children); (c) a distribution from a qualified retirement plan or an individual retirement account; or (d) a "block transfer" within the meaning of Treasury Regulation ss. 1.7704-1(e)(2), unless it consults with counsel to the Company and counsel confirms that the transfer will not cause the Company to be treated as a publicly traded partnership taxable as a corporation. In addition, the Board of Managers will not consent to a transfer unless the proposed transfer is to be made on the effective date of an offer by the Company to repurchase
                    Interests. The foregoing permitted transferees will not be allowed to become substituted Members without the consent of the Board of Managers, which may be withheld in its sole discretion. A Member who transfers an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer. (See "Redemptions, Repurchases of Interests and Transfers - Transfers of Interests.")

WITHDRAWALS AND
REPURCHASES OF
INTERESTS BY
THE COMPANY         No Member will have the right to require the Company to
                    redeem its Interest. The Company may from time to time offer to repurchase Interests pursuant to written tenders by Members. Repurchases will be made at such times and on such terms as may be determined by the Board of Managers, in its sole discretion. In determining whether the Company should repurchase Interests or portions thereof from Members pursuant to written tenders, the Board of Managers will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members at the end of 2001. Thereafter, the Adviser expects that generally it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members once each year, effective at the end of the calendar year. The
                    Board of Managers will also consider the following factors, among others, in making this determination: (i) whether any Members have requested to tender Interests or portions thereof to the Company; (ii) the liquidity of the Company's assets; (iii) the investment plans and working capital requirements of the Company; (iv) the relative economies of scale with respect to the size of the Company; (v) the history of the Company in repurchasing Interests or portions thereof; (vi) the economic condition of the securities markets; and (vii) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof. (See
                    "Redemptions, Repurchases of Interests and Transfers - No
                    Right of Redemption" and "- Repurchases of Interests.")

                    The Company Agreement provides that the Company shall be dissolved if the Interest of any Member that has submitted a written request, in accordance with the terms of the Company Agreement, to tender its entire Interest for repurchase by the Company has not been repurchased within a period of two years after the request.

SUMMARY OF
TAXATION Counsel to the Company will render an opinion that the Company will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Counsel to the Company also will render its opinion that, under a "facts and circumstances" test set forth in regulations adopted by the U.S. Treasury Department, the Company will not be treated as a "publicly traded partnership" taxable as a corporation. Accordingly, the Company should not be subject to Federal income tax, and each Member will be required to report on its own annual tax return that Member's distributive share of the Company's taxable income or loss.

                    If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation (as a result of a successful challenge to the opinions rendered by counsel to the Company or otherwise), the taxable income of the Company would be subject to corporate income tax and any distributions of profits from the Company would be treated as dividends. (See "Tax Aspects.")

ERISA PLANS AND
OTHER TAX-EXEMPT
ENTITIES Investors subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), and other tax-exempt entities (each a "tax-exempt" entity) may purchase Interests. The Investment Managers may utilize leverage in connection with their trading activities. Therefore, a tax-exempt Member may incur income tax liability with respect to its share of the net profits from these leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income." The Company will provide to tax-exempt Members the accounting information they require in order to report their "unrelated business taxable income" for income tax purposes.

                    Investment in the Company by tax-exempt entities requires special consideration. Trustees or administrators of these entities are urged to carefully review the matters discussed in this Confidential Memorandum.

TERM The Company's term is perpetual unless the Company is otherwise terminated under the terms of the Company Agreement.

REPORTS TO
MEMBERS The Company will furnish to Members as soon as practicable after the end of each taxable year the information that is necessary for them to complete federal and state income tax or information returns, along with any other tax information required by law. However, an Investment Manager's delay in providing this information to the Company could delay the Company's preparation of tax information for investors, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Company's annual report. (See "Additional Risk Factors - Special Risks of Multi-Manager Structure.") The Company will also send Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made. Members will also be sent quarterly reports regarding the Company's operations during each quarter.

FISCAL YEAR         For accounting purposes, the 12-month period ending March
                    31. The first fiscal year of the Company will commence on the date of the initial closing and will end on March 31, 2002. For tax purposes, the 12-month period ending December
                    31 of each year will be the taxable year of the Company.

                            SUMMARY OF FUND EXPENSES

     The following table illustrates the expenses and fees that the Company expects to incur and that Members can expect to bear directly or indirectly.

MEMBER TRANSACTION EXPENSES
     Maximum sales load (percentage of purchase amount)......     3.00% (1)
     Maximum redemption fee..................................     None
ANNUAL EXPENSES (as a percentage of net assets attributable
  to Interests)
     CIBC WM Fee (to CIBC World Markets Corp.)...............     1.00%
     Incentive Allocation (to the Adviser)...................     10.0% of net
                                                                  profits (2)
     Other expenses..........................................      1.25%
                                                                  -------
     Total annual expenses (other than Incentive Allocations
       and interest expense).................................      2.25%

(1) In connection with initial and additional investments, investors may be charged sales commissions of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested), in the sole discretion of their account executives. See "Subscription for Interests - Sales Charge."

(2) Generally at the end of each fiscal year, an incentive allocation of 10% of the net profits, if any, that have been credited to the capital account of a Member during the period (an "Incentive Allocation") will be debited from the Member's capital account (including the Adviser's capital account) and credited to the Special Advisory Account of the Adviser. The Incentive Allocation will be charged to a Member only to the extent that cumulative net profits with respect to the Member through the close of the current period exceeds the highest level of cumulative net profits with respect to the Member through the close of any prior period.

     The purpose of the table above is to assist prospective investors in understanding the various costs and expenses Members will bear directly or indirectly. "Other expenses," as shown above, is an estimate based on anticipated contributions to the Company and anticipated expenses for the first year of the Company's operations, and includes professional fees and other expenses that the Company will bear directly, including fees paid to the Company's administrator and custody fees and expenses. For a more complete description of the various fees and expenses of the Company, see "Fees and Expenses," "Additional Information and Summary of Limited Liability Company Agreement - Custodian" and "Subscription For Interests."


EXAMPLE
                                             1 year     3 years     5 years
                                             ------     -------     -------
You would pay the following fees and
expenses on a $150,000** investment,
assuming a 5% annual return:                 $4,208     $13,263     $23,247

     The Example is based on the fees and expenses, as well as the impact of the Incentive Allocation, set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Company, may be greater or less than the hypothetical 5% return used in the Example.

-------------------
** On an investment of $1,000, the Example would be as follows:

EXAMPLE
                                             1 year     3 years     5 years
                                             ------     -------     -------
You would pay the following fees and
expenses on a $1,000 investment,
assuming a 5% annual return:                  $28         $88         $155

                                   THE COMPANY

     Alyeska Fund, L.L.C. (the "Company") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified, closed-end management investment company. The Company was organized as a limited liability company under the laws of Delaware on January 19, 2001 and has no operating history. The Company's principal office is located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, and its telephone number is (212) 667-4225. CIBC Oppenheimer Advisers, L.L.C. (the "Adviser"), a Delaware limited liability company, serves as the investment adviser to the Company pursuant to an investment advisory agreement and directs the Company's investment program. Responsibility for the overall management and supervision of the operations of the Company is vested in the individuals who serve as the Board of Managers of the Company (the "Board of Managers "). (See "Board of Managers.") Investors who acquire interests in the Company ("Interests") will become members of the Company ("Members").

                                 USE OF PROCEEDS

     The Company expects that the proceeds from the sale of Interests, excluding the amount of any sales commissions paid by investors and net of the Company's ongoing fees and expenses, will be used to implement the Company's investment program and objectives as soon as practicable, consistent with market conditions, after receipt of the proceeds by the Company.

                                    STRUCTURE

     The Company is a specialized investment vehicle that combines many of the features of a private investment partnership with those of a closed-end investment company. Private investment partnerships are unregistered, commingled asset pools that are often aggressively managed and are offered in comparatively large minimum denominations (often over $1 million) through private placements to a limited number of high net worth individual and institutional investors. The general partners of these partnerships are typically compensated through asset-based fees and performance-based allocations. Closed-end investment companies are 1940 Act registered funds typically organized as corporations or business trusts that usually are managed more conservatively than most private investment partnerships, subject to relatively modest minimum investment requirements (often less than $2,000) and publicly offered to a broad range of investors. The advisers to these companies are typically compensated through asset-based (but not performance-based) fees.

     The Company is similar to a private investment partnership in that the investment portfolios of the investment funds in which the Company invests may be more actively managed than most other investment companies and Interests are sold in comparatively large minimum denominations ($150,000) in private placements solely to high net worth individual and institutional investors, whose capital accounts will be subject to both asset-based fees and performance-based allocations. However, the Company, like other closed-end investment companies, has registered under the 1940 Act to be able to offer its Interests without limiting the number of investors that can participate in its investment program. This permits a larger number of investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment partnerships.

                               INVESTMENT PROGRAM

INVESTMENT OBJECTIVE

     The Company's investment objective is maximum capital appreciation. The Company seeks superior risk-adjusted returns through the use of a multi-strategy, multi-manager investment program. The Company pursues its investment objective by investing its assets primarily in hedged equity strategies. These strategies include those that focus on investments in fast-growing sectors of the world economy and regional investments, among others. The Company seeks investment strategies that have a low correlation with the securities markets, or which, when balanced with other strategies, lower the correlation of the Company's total performance to the securities markets.

INVESTMENT STRATEGY

     To implement its investment program, the Company will allocate its assets among a broad group of investment managers (the "Investment Managers"), selected on the basis of their experience and expertise in a particular investment strategy or investment strategies. The assets of the Company will be allocated among different investment strategies by investing in private investment funds or other investment entities or by investing in managed accounts pursuant to investment advisory agreements with different Investment Managers. Investment Managers will be selected on the basis of various criteria, generally including, among other things, an analysis of: the Investment Manager's performance during various time periods and market cycles; the Investment Manager's reputation, experience and training; its articulation of, and adherence to, its investment philosophy; the presence and deemed effectiveness of risk management discipline; on-site interviews of the management team; the quality and stability of the Investment Manager's organization, including internal and external professional staff; and whether the Investment Manager has a substantial personal investment in the investment program.


     The Investment Managers generally conduct their investment programs through unregistered investment funds, which have investors other than the Company, and in other registered investment companies (collectively, "Investment Funds"). The Company currently intends to invest its assets primarily in Investment Funds. It also may invest its assets directly pursuant to investment advisory agreements, granting the Investment Managers discretionary investment authority on a managed account basis with respect to a portion of the Company's assets. In addition, to facilitate the efficient investment of the Company's assets, separate investment vehicles may be created by the Company for one or more of the Investment Managers. Generally, with respect to any such vehicle, an Investment Manager will serve as general partner and the Company will be the sole limited partner. (Investment Managers for which such an investment vehicle is formed and Investment Managers who manage assets directly for the Company on a managed account basis are collectively referred to as "Subadvisers".) The Company's use of Subadvisers will be subject to the requirement that the Subadvisers be registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the Company's contractual arrangements with the Subadvisers will be subject to the requirements of the 1940 Act applicable to investment advisory contracts. No more than 10% of the Company's assets will be allocated to any Investment Fund that is advised by a Subadviser and the investment in any Investment Fund that is not advised by a Subadviser will be limited to less than 5% of the Investment Fund's voting securities. However, to permit it to invest more of its assets in Investment Funds deemed attractive by the Adviser, the Company may purchase non-voting securities of Investment Funds that are not advised by a Subadviser or, as to these Investment Funds, contractually forgo its voting rights. The Company may invest a majority of its assets in non-voting securities of Investment Funds. When acquiring the non-voting securities of an Investment Fund not managed by a Subadviser, the Company will limit its investment to less than 25% of such Investment Fund's outstanding equity. (See "Additional Risk Factors--Special Risks of Multi-Manager Structure.")

     The Company primarily seeks Investment Managers that utilize hedged equities strategies. Other investment strategies used by Investment Managers who may be selected by the Company include but are not limited to relative value arbitrage, distressed securities, opportunistic/macro, equity strategies and commodities. The Investment Managers selected by the Company will have demonstrated the ability to achieve superior investment results using a particular strategy or style, as described below:

1. HEDGED EQUITIES - Long and short equity investing in securities that are deemed by the Investment Manager to be undervalued or overvalued. Market exposure can be variable, and may range from net short to net long. Certain Investment Managers may specialize in a particular industry, sector or region, and may make significant investments in foreign securities. Investment Managers in this strategy typically employ a low to moderate degree of leverage. This strategy will be emphasized by the Company.

2. RELATIVE VALUE ARBITRAGE - The simultaneous purchase and sale of related securities to exploit pricing differentials. The portfolios of Investment Managers using this strategy are generally neutral to changes in both debt and equity markets. Relative value arbitrage strategies include, but are not limited to: convertible bond arbitrage, statistical arbitrage, fixed income arbitrage, merger arbitrage and, to the extent permissible under the 1940 Act, closed-end fund arbitrage. The types of instruments traded vary considerably depending on the particular strategy. Moderate to substantial leverage is used in an attempt to profit from the relatively small mispricings between two related securities.

3. DISTRESSED SECURITIES - Investing in equities, debt or claims of companies in or emerging from bankruptcy, or undergoing a restructuring process. This strategy can also include investments in nonperforming or subperforming bank loans and emerging market debt. Investments are usually concentrated in debt instruments. Some Investment Managers may actively participate in the restructuring of companies in which they invest. The extent of leverage employed varies.

4. OPPORTUNISTIC/MACRO - Directional trading in markets and strategies that are determined by the Investment Manager based upon its fundamental view of equity, fixed income, commodities or currency markets. Investment Managers typically rely on macroeconomic, discretionary models to invest across countries, markets, sectors and companies, and have the flexibility to invest in a wide range of financial instruments. The use of leverage varies considerably.

5. EQUITY STRATEGIES - Generally long-only directional trading in a specific market sector or region or by utilizing a specific investment methodology.

6. COMMODITIES - Generally fundamental directional trading in commodities, futures and their derivatives.

7. SHORT SELLING - Selling short the stock of companies that are perceived by the Investment Manager to be overvalued or to have potential for a downward price movement due to fundamental factors such as fraud, overpromotion, excess debt or cash flow problems. Investment Managers use a range of investment methodologies, and may or may not remain fully invested and use varying degrees of leverage.

     Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) over the types of securities that may be owned, the types of trading strategies employed, and in some cases, the amount of leverage that can be used. Investment Managers have complete discretion to purchase and sell securities and other investments for their respective Investment Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents. They may invest and trade in a wide range of securities and other financial instruments and use a broad array of investment techniques for hedging and non-hedging purposes. Investment Managers generally are not limited in the markets in which they invest (either by location or type, such as large capitalization, small capitalization or foreign markets) or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis). In circumstances deemed appropriate by the relevant Investment Manager, the Investment Manager may, among other things: (i) make substantial investments in bonds or other debt securities of the United States Government and of domestic and foreign issuers or make investments in stocks or other equity securities of domestic and foreign issuers; (ii) make substantial hedged investments in bonds or other debt securities of the United States Government and of domestic and foreign issuers or make hedged investments in stocks or other equity securities of domestic and foreign issuers; (iii) effect transactions in commodities and futures contracts (and, when available, options thereon); (iv) engage in hedging in related equity, convertible and interest rate securities; (v) engage in risk arbitrage involving the purchase of securities of companies already in bankruptcy; (vi) invest in instruments of failing companies or companies already in bankruptcy; (vii) engage in strategic block investing, leveraged buy outs and acquisitions; (viii) utilize short sales and leverage, repurchase agreements and options; and (ix) invest with asset allocators who utilize a variety of the strategies delineated above. The use of these techniques will be an integral part of their investment programs, and involves certain risks to the Company. (See "Types of Investments and Related Risk Factors.") For purposes of the Company's investment restrictions and certain investment limitations under the 1940 Act, the Company will look through any Investment Funds managed by the Subadvisers to their underlying securities.

     The Adviser is responsible for the allocation of assets to various Investment Funds, subject to such policies as may be adopted by the Board of Managers. It is also responsible for the selection of Subadvisers, subject to the approval of the Board of Managers and, to the extent required by the 1940 Act, by investors in the Company. Other than for the selection of money market investments and mutual funds for cash management purposes, the Adviser generally will not directly manage the Company's assets.

     The Adviser will regularly evaluate each Investment Manager to determine whether its investment program is consistent with the Company's investment objective and whether its investment performance is satisfactory. The Adviser may reallocate the Company's assets among the Investment Managers, terminate existing Investment Managers or select additional Investment Managers at any time, subject to the condition that retention of a Subadviser requires approval of the Board of Managers and a majority (as defined in the 1940 Act) of the Company's outstanding voting securities, unless the Company receives an exemption from certain provisions of the 1940 Act to permit Subadvisers to be retained without a vote of shareholders. No assurance can be given that such an exemption will be obtained.

     As noted above, the Investment Managers with whom the Company invests may use leverage. In addition, the Company may borrow funds on a secured or unsecured basis, primarily to provide liquidity as further described below.

     Each Investment Manager may, for defensive purposes or otherwise, invest some or all of its assets in high quality debt securities, including money market instruments, or may hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds, and thereafter, from time to time, the Company may also invest in these instruments. (See "Types of Investments and Related Risk Factors--Money Market Instruments.")

     The Company does not presently intend to invest in investment funds managed by the Adviser or any of its affiliates; however, it may do so in the future, subject to obtaining such exemptions from the 1940 Act as may be necessary.

     Additional information about the types of investments expected to be made by the Investment Managers, their investment practices and related risk factors is provided below. Except as otherwise indicated, the Company's investment policies and restrictions are not fundamental and may be changed without a vote of members. (See "Types of Investments and Related Risk Factors--Investment Restrictions.")

     THE COMPANY'S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S OR THE INVESTMENT FUNDS' INVESTMENT OBJECTIVES WILL BE ACHIEVED OR THAT THEIR INVESTMENT PROGRAMS WILL BE SUCCESSFUL. IN PARTICULAR, EACH INVESTMENT MANAGER'S USE OF LEVERAGE, SHORT SALES AND DERIVATIVE TRANSACTIONS, AND ITS POTENTIALLY LIMITED DIVERSIFICATION MAY, IN CERTAIN CIRCUMSTANCES, RESULT IN SIGNIFICANT LOSSES TO THE COMPANY. INVESTORS SHOULD CONSIDER THE COMPANY AS A SUPPLEMENT TO AN OVERALL INVESTMENT PROGRAM AND SHOULD INVEST ONLY IF THEY ARE WILLING TO UNDERTAKE THE RISKS INVOLVED. INVESTORS COULD LOSE SOME OR ALL OF THEIR INVESTMENT.

                  TYPES OF INVESTMENTS AND RELATED RISK FACTORS

GENERAL

     All securities investments involve the risk of loss of capital. The value of the Company's net assets should be expected to fluctuate. To the extent that the Company's portfolio (which, for this purpose, means the aggregate securities positions held by the Investment Managers) is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision is increased. An Investment Manager's use of leverage is likely to cause the Company's net assets to appreciate or depreciate at a greater rate than if leverage were not used.

     For purposes of the Company's investment restrictions and certain investment limitations under the 1940 Act, the Company will look through the Investment Funds managed by the Subadvisers, if any, to their underlying securities.

EQUITY SECURITIES

     Investment Managers' investment portfolios may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. Investment Managers also may invest in depository receipts relating to foreign securities. (See "Foreign Securities" below.) Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced.

     Investment Managers may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. Investment Managers may purchase securities in all available securities trading markets.

     COMMON STOCKS. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

     PREFERRED STOCKS. Preferred stock generally has a preference over an issuer's common stock as to dividends and upon the event of liquidation, but it ranks junior to debt securities in an issuer's capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer's board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer's common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

     CONVERTIBLE SECURITIES. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their debt characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

     The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a debt security.

     A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by an Investment Fund is called for redemption, the Investment Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Company's ability to achieve its investment objective.

BONDS AND OTHER DEBT SECURITIES

     Investment Managers may invest in bonds and other debt securities. Investment Managers will invest in these securities when they offer opportunities for capital appreciation and may also invest in these securities for temporary defensive purposes and to maintain liquidity.

     Debt securities include, among other securities: bonds, notes and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("U.S. Government Securities") or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Debt securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

     Investment Managers may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization ("NRSRO") in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Adviser to be of comparable quality. Non-investment grade debt securities (typically called "junk bonds") are securities that have received a rating from a NRSRO of below investment grade or have been given no rating, and are considered by the NRSRO to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

FOREIGN SECURITIES

     Investment Managers may invest in securities of foreign issuers and in depositary receipts, such as American Depositary Receipts ("ADRs"), that represent indirect interests in securities of foreign issuers. Foreign securities in which Investment Managers may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets. Investments in foreign securities are affected by risk factors generally not thought to be present in the U.S. These factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in pricing; less public information about issuers of foreign securities; less governmental regulation and supervision over the issuance and trading of securities than in the U.S.; the unavailability of financial information regarding the foreign issuer or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets of an Investment Fund between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in foreign countries. Moreover, governmental issuers of foreign securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in foreign countries also involves higher brokerage and custodian expenses than does investment in domestic securities.

     Other risks of investing in foreign securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other foreign or U.S. laws or restrictions, or devaluations of foreign currencies. A decline in the exchange rate would reduce the value of certain of an Investment Fund's foreign currency denominated portfolio securities irrespective of the performance of the underlying investment. In addition, an Investment Fund may incur costs in connection with conversion between various currencies. The foregoing risks may be greater in emerging industrialized and less developed countries.

     Investment Managers may enter into forward currency exchange contracts ("forward contracts") for hedging purposes and non-hedging purposes to pursue its investment objective. Forward contracts are transactions involving an Investment Fund's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a foreign security. This technique would allow the Investment Fund to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund's existing holdings of foreign securities. There may be, however, imperfect correlation between an Investment Fund's foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue an Investment Fund's investment objective, such as when an Investment Manager anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund's investment portfolio. There is no requirement that the Investment Funds hedge all or any portion of their exposure to foreign currency risks.

NON-DIVERSIFIED STATUS

     The Company is a "non-diversified" investment company. Thus, there are no percentage limitations imposed by the 1940 Act on the percentage of the Company's assets that may be invested in the securities of any one issuer. However, the Company generally will not invest more than 10% of the value of its total assets (measured at the time of purchase) in a single company or in a single Investment Fund. The Adviser believes that this approach helps to reduce overall investment risk.

LEVERAGE

     Some or all of the Investment Managers may borrow money to purchase securities, a practice known as "leverage," which involves certain risks. In this regard, the Investment Managers may make margin purchases of securities, borrow money from banks and enter into reverse repurchase agreements. The Company may also borrow money for temporary or emergency purposes or in connection with the repurchase of Interests.

     Trading equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions.

     Although leverage will increase investment return if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if an Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of changes in the value of the Company's investments in Investment Funds. In the event that an Investment Fund's equity or debt instruments decline in value, the Investment Fund could be subject to a "margin call" or "collateral call," pursuant to which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund's assets, the Investment Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by the return on the securities purchased. The Investment Manager also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

     The 1940 Act requires an investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This means that the value of the investment company's total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). These limits do not apply to Investment Funds that are not managed by a Subadviser and, therefore, the Company's portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

     In order to obtain "leveraged" market exposure in certain investments and to increase overall returns, an Investment Manager may purchase options and other synthetic instruments that do not constitute "indebtedness" for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and therefore may, in some cases, involve significant risks of loss.

SHORT SALES

     Some or all of the Investment Managers may attempt to limit an Investment Fund's exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Investment Manager believes possess volatility characteristics similar to those being hedged. In addition, the Investment Managers may use short sales for non-hedging purposes to pursue their investment objectives. For example, an Investment Fund may "short" a security of a company if, in the Investment Manager's view, the security is over-valued in relation to the issuer's prospects for earnings growth.

     To effect a short sale, the Investment Manager will borrow a security from a brokerage firm to make delivery to the buyer. The Investment Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at that time may be more or less than the price at which the security was sold by the Investment Manager, which would result in a loss or gain, respectively. These techniques are speculative and, in certain circumstances, can substantially increase the impact of adverse price movements of the Company's portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover a short position will be available for purchase.

     An Investment Fund may also make short sales against-the-box, in which it sells short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against-the-box.

REPURCHASE AGREEMENTS

     Repurchase agreements are agreements under which the Company purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Company at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent, the Company's right to dispose of the securities may be restricted, or the value of the securities may decline before the Company is able to dispose of them. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Company may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. If the seller defaults, the value of the securities may decline before the Company is able to dispose of them. If the Company enters into a repurchase agreement that is subject to foreign law and the other party defaults, the Company may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and may suffer delays and losses in disposing of the collateral as a result. The Company has adopted specific policies designed to minimize certain of the risks of loss from the Company's repurchase agreement transactions.

REVERSE REPURCHASE AGREEMENTS

     Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund's simultaneous agreement to repurchase that security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Company. Reverse repurchase transactions are a form of leverage that may increase the volatility of the Company's investment portfolio.

FOREIGN CURRENCY TRANSACTIONS

     The Investment Managers may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns, particularly if the Investment Manager expects a decrease in the value of the currency in which the foreign security is denominated.

     Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve an Investment Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Fund contracted to receive in the exchange. An Investment Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

MONEY MARKET INSTRUMENTS

     Each Investment Manager may invest, for defensive purposes or otherwise, some or all of an Interest Fund's assets in high qualify debt securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Company also may invest in these instruments. Money market instruments are high quality, short-term debt obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

PURCHASING INITIAL PUBLIC OFFERINGS

     The Investment Managers may purchase securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies and, thus, for Interests. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospectus of achieving them.

SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES

     The Investment Managers may utilize a variety of special investment instruments and techniques (described below) to hedge the portfolios of the Investment Funds against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue an Investment Fund's investment objective. These strategies may be executed through derivative transactions. The instruments the Investment Managers may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Investment Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

     DERIVATIVES. Some or all of the Investment Managers may invest in, or enter into, derivatives ("Derivatives"). These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular Derivative and the portfolio as a whole. Derivatives permit an Investment Manager to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the Investment Manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities.

     Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on the Company's performance.

     If an Investment Manager invests in Derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Company's return or result in a loss. The Company also could experience losses if Derivatives are poorly correlated with its other investments, or if an Investment Manager is unable to liquidate its position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.


     OPTIONS AND FUTURES. The Investment Managers may utilize options and futures contracts. They also may use so-called "synthetic" options (notional principal contracts with characteristics of an OTC option) or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Such transactions may be effected on securities exchanges, in the over-the-counter market, or negotiated directly with counterparties. When such transactions are purchased over-the-counter, the Company's portfolio bears the risk that the counterparty will be unable or unwilling to perform its obligations under the option contract. Such transaction may also be illiquid and, in such cases, an Investment Manager may have difficulty closing out its position. Over-the-counter options and synthetic transactions purchased and sold by the Investment Managers also may include options on baskets of specific securities.


     The Investment Managers may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue their investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. A covered call option is a call option with respect to which an Investment Fund owns the underlying security. The sale of such an option exposes an Investment Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on an Investment Fund's books or with the Investment Fund's custodian to fulfill the obligation undertaken. The sale of such an option exposes an Investment Fund during the term of the option to a decline in price of the underlying security while depriving the Investment Fund of the opportunity to invest the segregated assets.

     An Investment Manager may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. An Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, an Investment Manager would ordinarily make a similar "closing sale transaction," which involves liquidating the Investment Fund's position by selling the option previously purchased, although the Investment Manager would be entitled to exercise the option should it deem it advantageous to do so.

     The use of Derivatives that are subject to regulation by the Commodity Futures Trading Commission (the "CFTC") by Investment Funds could cause the Company to be a commodity pool, which would require the Company to comply with certain rules of the CFTC. However, the Company intends to conduct its operations to avoid regulation as a commodity pool. In this regard, the Company's pro rata share of the sum of the amount of initial margin deposits on futures contracts entered into by the Investment Funds and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, may not exceed 5% of the liquidation value of the Company's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. The Company intends to monitor use of futures and related options by Investment Funds to help assure compliance with this limitation. If applicable CFTC rules change, such percentage limitations may change or different conditions may be applied to the Company's use of certain Derivatives.

     The Investment Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits an Investment Manager might realize in trading could be eliminated by adverse changes in the exchange rate, or the Company could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

     Engaging in these transactions involves risk of loss to the Company, which could adversely affect the value of the Company's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Company to substantial losses.

     Successful use of futures also is subject to the Investment Manager's ability to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

     Pursuant to regulations or published positions of the SEC, a Subadviser may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Subadviser's ability to otherwise invest those assets.

     Some or all of the Investment Managers may purchase and sell stock index futures contracts for the Investment Funds. A stock index future obligates an Investment Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract's last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day.

     Some or all of the Investment Managers may purchase and sell interest rate futures contracts for the Investment Funds. An interest rate future obligates an Investment Fund to purchase or sell an amount of a specific debt security at a future date at a specific price.

     Some or all of the Investment Managers may purchase and sell currency futures. A currency future obligates an Investment Fund to purchase or sell an amount of a specific currency at a future date at a specific price.

     CALL AND PUT OPTIONS ON SECURITIES INDICES. Some or all of the Investment Managers may purchase and sell for the Investment Funds call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue its investment objective. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by the Investment Manager of options on stock indexes will be subject to the Investment Manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

     WARRANTS AND RIGHTS. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

     SWAP AGREEMENTS. Some or all of the Investment Managers may enter into equity, interest rate, index and currency rate swap agreements on behalf of the Investment Funds.

These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

     Most swap agreements entered into by the Investment Fund would require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, an Investment Fund's current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that an Investment Fund is contractually obligated to make. If the other party to a swap defaults, an Investment Fund's risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive.

     To achieve investment returns equivalent to those achieved by an investment adviser in whose investment vehicles the Company could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Company may enter into swap agreements under which the Company may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated time period. The Company may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The Federal income tax treatment of swap agreements and other derivatives used in the above manner is unclear. Until the Federal income tax treatment of derivatives on hedge funds is clarified, the Company will not invest in such derivatives.

LENDING PORTFOLIO SECURITIES

     Some or all of the Investment Managers may lend securities from the portfolios of the Investment Funds to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending portfolio continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities which affords it an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities by a Subadviser may not exceed

33-1/3% of the value of an Investment Fund's total assets, and, in respect of such transactions, the Investment Fund will receive collateral consisting of cash, U.S. Government Securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Company might experience risk of loss if the institution with which an Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES

     Some or all of the Investment Managers may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, when effected by the Company and by a Subadviser, will be subject to the Company's limitation on indebtedness unless, at the time the transaction is entered into, a segregated account consisting of cash, U.S. Government Securities or liquid securities equal to the value of the when-issued or forward commitment securities is established and maintained. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Manager on a forward basis will not honor its purchase obligation. In such cases, the Company may incur a loss.

RESTRICTED AND ILLIQUID INVESTMENTS

     Although it is anticipated that the Investment Funds will invest primarily in publicly traded securities, they generally may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act of 1933 ("1933 Act") or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

     Where registration is required to sell a security, the Company or an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Manager may be permitted to sell a security under an effective registration statement. If, during such period, adverse market conditions were to develop, the Company or an Investment Fund might obtain a less favorable price than prevailed when it decided to sell. For Investment Funds which are managed by a Subadviser, restricted securities for which no market exists and other illiquid investments are valued at fair value, as determined in accordance with procedures approved and periodically reviewed by the Board of Managers. Investment Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

     In addition, the Company's interests in unregistered Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Company may liquidate an interest and withdraw from an unregistered Investment Fund pursuant to limited withdrawal rights. The illiquidity of these interests may adversely affect the Company were it to have to sell interests at an inopportune time.

INVESTMENT POLICIES AND RESTRICTIONS

     The Company has adopted the following fundamental investment restrictions, which cannot be changed without the vote of a majority of the Company's outstanding voting securities (as defined by the 1940 Act). In applying these restrictions, the Company will aggregate its investments and transactions with those of each Investment Fund, if any, that is advised by a Subadviser. The Company's fundamental investment restrictions are as follows:

     (1) The Company will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government Securities) of issuers engaged in any single industry. (This restriction does not apply to the Company's investments in Investment Funds).

     (2) The Company will not issue senior securities representing stock, except that to the extent permitted by the 1940 Act, (a) the Company may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Company of "senior securities" representing indebtedness, and (b) the Company may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Interests.

     (3) The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

     (4) The Company will not make loans of money or securities to other persons, except through purchasing debt securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company's investment policies.

     (5) The Company will not directly purchase or sell commodities or commodity contracts, but the Company may purchase and sell foreign currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

     (6) The Company will not purchase, hold or deal in real estate, but may invest in securities that are secured by real estate or are issued by companies that invest or deal in real estate.

     The investment objective of the Company is also fundamental and may not be changed without a vote of a majority (as defined by the 1940 Act) of the Company's outstanding voting securities.

     Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Company, means the vote, at an annual or a special meeting of the security holders of the company duly called,
(A) of 67 percent or more of the voting securities present at the meeting, if the holders of more than 50 percent of the outstanding voting securities of the company are present or represented by proxy or (B) of more than 50 percent of the outstanding voting securities of the company, whichever is less.

     With respect to these investment restrictions, and other policies described in this Confidential Memorandum, the Company will not look through the Investment Funds not managed by Subadvisers to their underlying securities. If a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company's total assets, unless otherwise stated, will not constitute a violation of the restriction or policy.

     The Bank Holding Company Act of 1956 (the "Bank Holding Company Act"), together with the rules and regulations of the Board of Governors of the Federal Reserve (the "Federal Reserve"), impose certain restrictions on the ability of bank holding companies and their subsidiaries to own equity securities of certain issuers. Canadian Imperial Bank of Commerce ("CIBC"), the parent company of CIBC WM, the managing member of the Adviser, is subject to the Bank Holding Company Act and those rules and regulations. CIBC may also be deemed to "control" the Company for purposes of the Bank Holding Company Act.

     In particular, CIBC generally may not own or control, directly or indirectly, more than 5% of the outstanding shares of any class of voting securities or more than 25% of the outstanding equity (including subordinated debt) of a non-banking company with business activities in the United States, or, without the approval of the Federal Reserve and other appropriate regulatory agencies, more than 5% of the outstanding shares of any class of voting securities or more than 25% of the outstanding equity (including subordinated debt) of any issuer that is a bank, bank holding company, thrift or thrift holding company (the "Equity Limit"). Because CIBC may be deemed to control the Company within the meaning of the Bank Holding Company Act, the Company's holdings of all such securities will be aggregated with those of CIBC and its subsidiaries (including CIBC WM) for purposes of calculating the Equity Limit. Consequently, the Company generally will be unable to purchase equity securities that, when taken together with the equity securities of an issuer owned or controlled by CIBC and its subsidiaries, would cause the Equity Limit to be exceeded. In addition, CIBC and its subsidiaries generally will be precluded under the Bank Holding Company Act from exerting a "controlling influence over the management or policies" of a company with business activities in the United States. Consequently, activities in relation to companies in which the Company may invest will need to be conducted so as not to result in a determination of "control" within the meaning of the Bank Holding Company Act.

     The Adviser does not expect that the restrictions imposed by the Bank Holding Company Act will adversely impact the investment operations of the Company.

     The Adviser will not cause the Company to make loans to or to receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. The Company may effect brokerage transactions through the affiliates of the Adviser, subject to compliance with the 1940 Act. (See "Conflicts Of Interest - CIBC WM," and "Brokerage.")

                             ADDITIONAL RISK FACTORS

INCENTIVE ALLOCATION

     Each Investment Manager generally will receive performance-based allocations, expected to range from 15% to 25% of net profits. The performance-based allocation that will be received by an Investment Manager may create an incentive for the Investment Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. In addition, because the performance-based allocation is calculated on a basis that includes realized and unrealized appreciation of an Investment Fund's assets, the allocation may be greater than if it were based solely on realized gains.

     In addition, the Adviser will receive a performance-based special allocation (the "Incentive Allocation"). This special allocation of 10% of net profits to the Special Advisory Account (defined below) of the Adviser may create an incentive for the Adviser to cause the Company to make investments that are riskier or more speculative than would be the case in the absence of the Incentive Allocation. In addition, because the Incentive Allocation is calculated on a basis that includes unrealized appreciation of the Company's assets, the Incentive Allocation may be greater than if it were based solely on realized gains. (See "Capital Accounts and Allocations - Incentive Allocation.")

LACK OF OPERATING HISTORY

     The Company is a recently formed entity and has no operating history upon which investors can evaluate its performance. However, as discussed below, the personnel of CIBC WM responsible for managing the Company's investment portfolio on behalf of the Adviser have substantial experience in managing investments and private investment funds, including CIBC Oppenheimer Alyeska International, Ltd. (the "Offshore Fund"), a Cayman Islands Company with an investment program that is substantially the same as that of the Company. The Company intends to invest primarily with Investment Managers that have established track records. In addition, the Adviser will rely on the Hedge Fund Due Diligence Committee of CIBC WM (the managing member of the Adviser) to oversee the Adviser's investment decision making on behalf of the Company. The Adviser has chosen Kenneth Stemme as the person primarily responsible for the day-to-day management of the Company's portfolio on behalf of the Adviser, subject to such policies as may be adopted by the Board of Managers. Mr. Stemme is an Executive Director of CIBC WM and is a member of CIBC WM's Hedge Fund Due Diligence Committee, and has substantial experience in the selection of investment managers for multi-strategy products such as the Company. (See "The Adviser and CIBC WM" and "Conflicts of Interest - Participation in Investment Opportunities.")

LIQUIDITY RISKS

     Interests will not be traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Company may offer to repurchase Interests from time to time, a Member may not be able to liquidate its Interest for up to two years. The Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members at the end of 2001, and, thereafter, at least once each year, effective at the end of the calendar year. Tenders of Interests, or portions thereof, may not be rescinded after the date by which such tenders must be made, and the value of Interests being tendered generally will not be determined until a date approximately one month later. (See "Redemptions, Repurchases of Interests and Transfers.")


DISTRIBUTIONS TO MEMBERS AND PAYMENT OF TAX LIABILITY

     The Company does not intend to make periodic distributions of its net income or gains, if any, to Members. Whether or not distributions are made, Members will be required each year to pay applicable Federal and state income taxes on their respective shares of the Company's taxable income, and will have to pay applicable taxes from other sources. The amount and times of any distributions will be determined in the sole discretion of the Board of Managers.

SPECIAL RISKS OF MULTI-MANAGER STRUCTURE

     The Investment Funds will not be registered as investment companies under the 1940 Act and, therefore, the Company will not have the protections of the 1940 Act with respect to its investments in the Investment Funds. Although the Adviser will receive detailed information from each Investment Manager regarding its historical performance and investment strategy, in most cases the Adviser has little or no means of independently verifying this information. An Investment Manager may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser.

     For the Company to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive information on a timely basis from the Investment Managers. An Investment Manager's delay in providing this information to the Company could delay the Company's preparation of tax information for investors, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Company's annual report.

     An investor who meets the conditions imposed by the Investment Managers could invest directly with the Investment Managers. These conditions, however, may include investment minimums that are considerably higher than $150,000. By investing in investment vehicles indirectly through the Company, an investor bears asset-based fees and performance-based allocations at the Company level and the Investment Fund level. In addition, the investor bears a proportionate share of the other fees and expenses of the Company (including operating costs, distribution expenses and administrative fees) and, indirectly, similar fees and expenses of the Investment Funds.

     Each Investment Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Investment Managers and the

Company generally. Accordingly, an Investment Manager with positive performance may receive compensation from the Company, and thus indirectly from investors, even if the Company's overall investment return is negative. Investment decisions of the Investment Funds are made by the Investment Managers entirely independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Company could directly or indirectly incur certain transaction costs without accomplishing any net investment result.

     Since the Company may make additional investments in Investment Funds only at certain times pursuant to limitations set forth in the governing documents of the Investments Funds, the Company from time to time may have to invest some of its assets temporarily in money market securities.

     To the extent the Company holds non-voting securities of, or contractually forgoes the right to vote in respect of, an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund, including a matter that could adversely affect the Company's investment in it.

     Investment Funds generally are permitted to redeem their interests in-kind. Thus, upon the Company's withdrawal of all or a portion of its interest in an Investment Fund, the Company may receive securities that are illiquid or difficult to value. In these circumstances, the Adviser would seek to dispose of the securities in a manner that is in the best interests of the Company.

     A noncorporate investor's share of the Company's investment expenses (including the asset-based fees and performance-based allocations at the Company and Investment Fund levels) may be subject to certain limitations on deductibility for regular Federal income tax purposes and may be completely disallowed for purposes of determining the noncorporate investor's alternative minimum tax liability.

     The Company may agree to indemnify certain of the Investment Funds and their Investment Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of Interests.

                             PERFORMANCE INFORMATION

     Appendix B contains performance information for the Offshore Fund from February 1, 2000 through March 31, 2001. The future performance of the Company may differ from that of the Offshore Fund. (See "Conflicts of Interest -- Participation in Investment Opportunities.") PAST PERFORMANCE OF THE OFFSHORE FUND DOES NOT GUARANTEE FUTURE RESULTS OF THE COMPANY.

                                BOARD OF MANAGERS

     The Board of Managers has overall responsibility for the management and supervision of the operations of the Company and has approved the Company's investment program. It exercises the same powers, authority and responsibilities on behalf of the Company as are customarily exercised by the board of directors of a registered investment company organized as a corporation, and it has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Company's business. The persons comprising the Board of Managers ("Managers") will not contribute to the capital of the Company in their capacity as Managers, but may subscribe for Interests, subject to the eligibility requirements described in this Confidential Memorandum.

     The identity of the members of the Board of Managers, and brief biographical information regarding each Manager, is set forth below.


            NAME, ADDRESS                   POSITION(S) HELD                    PRINCIPAL OCCUPATION(S)
               AND AGE                      WITH THE COMPANY                      DURING PAST 5 YEARS
           ---------------                  ----------------                    ---------------------
SOL GITTLEMAN                           Manager                         Mr. Gittleman has been Senior Vice
                                                                        President and Provost of Tufts
Ballou Hall                                                             University since 1981. He is a Director
Tufts University                                                        of the Mexico Equity and Income Fund,
Medford, MA  02155                                                      Inc. and CIBC Oppenheimer Technology
Age 66                                                                  Partners, L.L.C. ("Technology
                                                                        Partners"), as well as a member of the
                                                                        board of four other registered
                                                                        investment companies for which the
                                                                        Adviser or one of its affiliates serves
                                                                        as investment adviser.

LUIS RUBIO                              Manager                         Dr. Rubio is President of Centro de
                                                                        Investigation Para el Desarrollo, A.C.
Centro de Investigacion                                                 (Center of Research Development), an
Para el Desarrollo, A.C.                                                Adjunct Fellow of the Center for
Jaime Balmes No. 11,  D-2                                               Strategic and International Studies, a
Los Morales Polanco                                                     Member of the Advisory Board of the
Mexico D.F. 11510                                                       National Council of Science and
Age 45                                                                  Technology of Mexico and a Director of
                                                                        the Human Rights Commission of Mexico
                                                                        City. He is a Director of India Fund,
                                                                        Inc., Asia Tigers Fund, Inc., Technology
                                                                        Partners and certain other offshore
                                                                        private investment funds, as well as a
                                                                        member of the board of four other
                                                                        registered investment companies for
                                                                        which the Adviser or one of its
                                                                        affiliates serves as investment adviser.
                                                                        From 1991 to 1993, Dr. Rubio was a
                                                                        Director of Banco National de Mexico
                                                                        S.A.

JANET L. SCHINDERMAN                    Manager                         Ms. Schinderman has been Associate Dean
                                                                        for Special Projects and Secretary to
Columbia Business School                                                the Board of Overseers at Columbia
Office of the Dean                                                      Business School of Columbia University
101 Uris Hall                                                           since 1990. From 1987 to 1990, she
Columbia University                                                     served as Executive Assistant to the
New York, NY  10027                                                     President at the Illinois Institute of
Age 49                                                                  Technology. Ms. Schinderman is also a
                                                                        member of the board of four other
                                                                        registered investment companies for
                                                                        which the Adviser or one of its
                                                                        affiliates serves as investment adviser.


            NAME, ADDRESS                   POSITION(S) HELD                    PRINCIPAL OCCUPATION(S)
               AND AGE                      WITH THE COMPANY                      DURING PAST 5 YEARS
           ---------------                  ----------------                    ---------------------
HOWARD M. SINGER*                       Manager                         Mr. Singer is a Managing Director, Asset
                                                                        Management, of CIBC WM. He is also a
CIBC World Markets Corp.                                                member of the board of eight other
1 World Financial Center                                                registered investment companies for
New York, New York  10281                                               which the Adviser or one of its
Age 37                                                                  affiliates serves as investment adviser.



* Manager who is an "interested person" (as defined by the 1940 Act) of the Company.

     Each of the Managers was elected to the Board of Managers by the organizational Member of the Company (who is affiliated with CIBC WM). By signing the limited liability company agreement (the "Company Agreement") of the Company, each Member will be deemed to have voted for the election of each of the Managers.

     The Managers serve on the Board of Managers for terms of indefinite duration. A Manager's position in that capacity will terminate if the Manager is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Manager may resign, subject to giving 90 days' prior written notice to the other Managers if such resignation is likely to affect adversely the tax status of the Company, and may be removed either by vote of two-thirds (2/3) of the Managers not subject to the removal vote or by a vote of the Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Manager, the remaining Managers may appoint an individual to serve as a Manager, so long as immediately after the appointment at least two-thirds (2/3) of the Managers then serving have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of a Manager, and must do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of Managers then serving.

     The following table sets forth certain information regarding the compensation expected to be received by the Managers who are not "interested persons" (as defined by the 1940 Act) of the Company or the Adviser (the "Independent Managers") from the Company and from all registered investment companies for which the Adviser or its affiliates serve as investment adviser for the calendar year ending December 31, 2001. No compensation is paid by the Company to Managers who are "interested persons" (as defined by the 1940 Act) of the Company or the Adviser.


                               COMPENSATION TABLE

                                                 Pension or
                                            Retirement Benefits
                                             Accrued as Part of     Estimated Annual      Total Compensation
                           Compensation          Company             Benefits Upon           from CIBC WM
      Name of Person       from Company          Expenses             Retirement          Registered Funds
      --------------       ------------        ------------           ----------          ----------------
Sol Gittleman                 $8,000                0                      0                  $39,000

Luis Rubio                    $8,000                0                      0                  $46,800

Janet L. Schinderman          $8,000                0                      0                  $31,200


     Currently, the Independent Managers are each paid an annual retainer of $5,000 and per meeting fees of $700 (or $100 in the case of telephonic meetings) by the Company, and are reimbursed by the Company for their reasonable out-of-pocket expenses. The Managers do not receive any pension or retirement benefits from the Company.

     The Board of Managers has formed an Audit Committee, comprised of the Independent Managers, the functions of which are: (i) to oversee the Company's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain service providers; (ii) to oversee the quality and objectivity of the Company's financial statements and the independent audit thereof; and (iii) to the extent there are Managers who are not members of the Audit Committee, to act as a liaison between the Company's independent auditors and the Board of Managers.

                             THE ADVISER AND CIBC WM

     The Adviser serves as the Company's investment adviser, subject to the ultimate supervision of and subject to any policies or procedures established by the Board of Managers, pursuant to the terms of an investment advisory agreement entered into between the Company and the Adviser dated and effective as of February 28, 2001 (the "Investment Advisory Agreement"). The Adviser will initially allocate the Company's assets and, thereafter, will evaluate regularly each Investment Manager to determine whether its investment program is consistent with the Company's investment objective and whether its investment performance is satisfactory. The Adviser may reallocate the Company's assets among the Investment Managers, terminate existing Investment Managers and select additional Investment Managers, subject in each case to the ultimate supervision of and subject to any policies established by the Board of Managers and to the condition that selection of a new Subadviser requires approval of a majority (as defined in the 1940 Act) of the Company's outstanding voting securities, unless the Company receives an exemption from certain provisions of the 1940 Act to permit it to appoint Subadvisers without the necessity of a shareholder vote.


     The Adviser was formed as a Delaware limited liability company in October 1997 and is registered as an investment adviser under the Advisers Act. The Adviser and its affiliates serve as an investment advisers or general partners of other registered and private investment companies. The offices of the Adviser are located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, and its telephone number is (212) 667-4225.


     As described above, the Adviser has chosen Kenneth Stemme, an Executive Director of CIBC WM, to serve as the person primarily responsible for the day-to-day portfolio management of the Company on behalf of the Adviser. Mr. Stemme joined CIBC WM in January 1999 as an Executive Director for Hedge Fund Consulting and is a member of CIBC WM's Hedge Fund Due Diligence Committee. Prior to that time, Mr. Stemme spent eight and one-half years at Harris Associates. Harris Associates is a money management firm located in Chicago with approximately $15 billion under discretionary management at December 31, 1998. While at Harris Associates, Mr. Stemme participated in a group that managed up to $1.3 billion in assets in multi-strategy hedge fund portfolios allocated among up to 60 investment managers. For the last five years, Mr. Stemme was one of three professionals responsible for these portfolios, performing quantitative and qualitative due diligence on existing and prospective managers, as well as asset allocation among strategies and managers. Mr. Stemme holds a B.A. in Mathematics and Economics from Cornell University (1989) and an M.B.A. (with High Honors) from DePaul University
(1994). Mr. Stemme is also a Chartered Financial Analyst (CFA).

     CIBC WM is the managing member of (and therefore controls) the Adviser and oversees the Adviser's provision of investment advisory services to the Company. The interest of CIBC WM in the Adviser as it relates to the Adviser's business of providing services to the Company, is represented by a separate series of interests in the Adviser relating specifically to that business. Pursuant to applicable law, the debts, liabilities and obligations of the Adviser related to that series of interests are enforceable against the assets of that series only, and not against the assets of any other series or of the Adviser generally. Similarly, the debts, liabilities and obligations of the Adviser relating to any other series of interests are not enforceable against the assets of the series relating to the Company. Other series of interests in the Adviser represent interests in other business activities of the Adviser.

     CIBC WM is a member of the New York Stock Exchange and other principal securities exchanges. As a registered broker-dealer, CIBC WM is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports with the Securities and Exchange Commission (the "SEC"). These reports filed by CIBC WM with the SEC will be made available to any prospective investor upon request. CIBC WM is registered as an investment adviser with the SEC pursuant to the Advisers Act.

     The parent and controlling person of CIBC WM is Canadian Imperial Bank of Commerce ("CIBC"). CIBC WM is the U.S. corporate, investment, institutional and private client banking arm of CIBC, which currently is the second-largest bank in Canada, with assets of approximately U.S. $175.8 billion and a market capitalization of U.S. $12.0 billion as of October 31, 2000. Although CIBC has conducted business in the United States for over a century, the name "CIBC Oppenheimer Corp." was adopted in November 1997 when CIBC Wood Gundy Securities Corp. acquired Oppenheimer & Co., Inc., which was then one of the largest privately owned, full-service securities firms in the U.S. At the time of the acquisition, the combined company was renamed "CIBC Oppenheimer Corp." Effective May 3, 1999, CIBC Oppenheimer Corp. changed its name to CIBC World Markets Corp. Known globally under the marketing name CIBC World Markets, this worldwide business offers a complete range of investment and corporate banking, capital markets, asset management and brokerage activities. CIBC WM also provides wealth management and retail brokerage services under the marketing name CIBC Oppenheimer. CIBC WM has approximately 4,500 employees in the United States and 9,000 worldwide. CIBC and its affiliates, including CIBC WM and the Adviser, are subject to the Bank Holding Company Act and the rules and regulations of the Board of Governors of the Federal Reserve.

     Pursuant to the Investment Advisory Agreement, the Adviser is responsible, subject to the supervision of the Board of Managers, for formulating a continuing investment program for the Company. The Adviser makes all decisions regarding the Company's purchases and withdrawals of interests in Investment Funds and also advises the Board of Managers regarding the selection of Subadvisers. The Investment Advisory Agreement was approved by the Board of Managers (including a majority of the Independent Managers), at a meeting held in person on February 28, 2001, and was also approved on that date by Howard M. Singer, the then sole Member of the Company. The Investment Advisory Agreement is terminable without penalty, on 60 days' prior written notice: by the Board of Managers; by vote of a majority (as defined by the 1940
Act) of the outstanding voting securities of the Company; or by the Adviser. The initial term of the Investment Advisory Agreement expires on May 31, 2003. However, the agreement may be continued in effect from year to year thereafter if such continuance is approved annually by either the Board of Managers or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Company; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

     The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company, the Adviser and any member, director, officer or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Company. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company of the Adviser, or any member, director, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Company, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company.

     The Investment Advisory Agreement provides that in consideration of the services provided by the Adviser, the Adviser shall be entitled to be the Special Advisory Member of the Company. In this capacity, the Adviser is entitled to receive the Incentive Allocation. (See "Capital Accounts and Allocations - Incentive Allocation.") The incentive allocation arrangement between the Company and the Adviser was approved as part of the Investment Advisory Agreement, as described above.

                                     VOTING

     Each Member has the right to cast a number of votes based on the value of the Member's respective capital account at a meeting of Members called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Managers, approval of the agreement with the investment adviser of the Company, and approval of the Company's auditors, and on certain other matters. Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Company's business, and may not act for or bind the Company. The interest of the Special Advisory Member is non-voting.

                              CONFLICTS OF INTEREST

CIBC WM

     In addition to serving as the managing member of the Adviser, CIBC WM (directly or through its affiliates, including the Adviser) carries on substantial investment activities for its own account and for other registered investment companies, private investment funds, institutions and individual clients (collectively, "CIBC WM Clients"). The Company has no interest in these activities. CIBC WM and its officers or employees who assist CIBC WM in its management of the Adviser and provide services to the Company on behalf of the Adviser will be engaged in substantial activities other than on behalf of the Adviser and may have conflicts of interest in allocating their time and activities between the Adviser and CIBC WM Clients. Nevertheless, CIBC WM and its officers and employees will devote so much time to the affairs of the Adviser as in their judgment is necessary and appropriate.

     The Adviser or its affiliates may determine that an investment opportunity in a particular investment vehicle is appropriate for a particular CIBC WM Client, the Offshore Fund, or for itself or its officers, directors, partners, members or employees, but not for the Company. Situations may arise in which the Adviser, its affiliates, CIBC WM Clients or the Offshore Fund have made investments that would have been suitable for investment by the Company but, for various reasons, were not pursued by, or available to, the Company. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, partners, members or employees may disadvantage the Company in certain situations, if among other reasons, the investment activities limit the Company's ability to invest in an investment vehicle. However, assuming a particular investment is "suitable" for the respective investment programs of the Company and the Offshore Fund, and possibly other funds or accounts managed by the Adviser or its affiliates, transactions will be allocated among these accounts as equitably as possible, taking into consideration their various investment programs and relative capital available for investment, but all accounts may not necessarily invest in the same investments.

     CIBC WM acts as the placement agent for the Company and will bear costs associated with its activities as placement agent. CIBC WM, as managing member of the Adviser and in its capacity as placement agent for the Company, intends to compensate its account executives for their ongoing servicing of CIBC WM clients with whom they have placed Interests. CIBC WM intends to compensate its account executives based upon a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to clients' assets invested in the Company. Additionally, in connection with initial and additional investments, investors may be charged sales commissions of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested), in the sole discretion of their account executives. (See "Fees and Expenses," "Capital Accounts and Allocations - Incentive Allocation" and "Subscriptions for Interests - Sales Charge.")

     CIBC WM or its affiliates may provide brokerage and other services from time to time to one or more accounts or entities managed by the Investment Managers or their affiliates, including the Investment Funds. (All Investment Funds and other accounts managed by the Investment Managers or their affiliates, excluding the Company are referred to collectively as the "Investment Manager Accounts.")

     The Adviser, its affiliates or CIBC WM Clients may have an interest in an account managed by, or enter into relationships with, an Investment Manager or its affiliates on terms different than obtained on behalf of the Company. In addition, the Investment Managers may receive research products and services in connection with the brokerage services that affiliates of the Adviser may provide from time to time to one or more Investment Manager Accounts or to the Company.

INVESTMENT MANAGERS

     PARTICIPATION IN INVESTMENT OPPORTUNITIES. The Adviser anticipates that each Investment Manager will employ an investment program for the vehicle through which the Company invests that is substantially similar to the investment program employed by such Investment Manager for its other accounts, if any. Accordingly, as a general matter, the Investment Manager will consider participation by the Company or the relevant Investment Fund in all appropriate investment opportunities that are under consideration for investment by the Investment Manager for their Investment Manager Accounts. There may be, however, circumstances under which an Investment Manager will cause its Investment Manager Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which the Investment Manager will commit the Company's or the relevant Investment Fund's assets. There also may be circumstances under which an Investment Manager will consider participation by its Investment Manager Accounts in investment opportunities in which the Investment Manager does not intend to invest on behalf of the Company or the relevant Investment Fund, or vice versa.

     Each Investment Manager will evaluate a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Company or the relevant Investment Fund and Investment Manager Accounts at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Company, the Investment Fund and relevant Investment Manager Accounts in the context of any particular investment opportunity, the investment activities of the Company or Investment Fund, on the one hand, and Investment Manager Accounts, on the other, may differ considerably from time to time. In addition, the fees and expenses of the Investment Fund will differ from those of the Investment Manager Accounts and the Company. Accordingly, prospective Members should note that the future performance of the Investment Funds and the Investment Manager Accounts will vary.

     When an Investment Manager determines that it would be appropriate for the Company or its respective Investment Fund and one or more of its Investment Manager Accounts to participate in an investment opportunity at the same time, it will attempt to aggregate, place and allocate orders on a basis that the Investment Manager believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that the Company or any Investment Fund participate, or participate to the same extent as the Investment Manager Accounts, in all trades.

However, no participating entity or account will receive preferential treatment over any other and the Subadviser will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders.

     Situations may occur, however, where the Company could be disadvantaged because of the investment activities conducted by the Investment Manager for the Investment Manager Accounts. Such situations may be based on, among other things, the following: (1) legal restrictions on the combined size of positions that may be taken for the Company, the Investment Funds and the Investment Manager Accounts, thereby limiting the size of the Company's or Investment Fund's position; (2) the difficulty of liquidating an investment for the Company, Investment Funds and the Investment Manager Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments. In particular, the Subadvisers may be legally restricted from entering into "joint transactions" (as defined in the 1940 Act) in which the Investment Funds participate with affiliates of the Subadvisers, including their Investment Manager Accounts, without first obtaining exemptive relief from the SEC. (See "Conflicts of Interest-Other Matters.")

     Each Investment Manager and its principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Company or an Investment Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Investment Manager that are the same, different or made at a different time than positions taken for the Company.

     Aside from the Offshore Fund, Investment Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by CIBC WM or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that CIBC WM and its affiliates may provide either (i) to one or more entities managed by the Investment Managers or (ii) to the Company.

     OTHER MATTERS. Except in accordance with applicable law, no Investment Manager is permitted to buy securities or other property from, or sell securities or other property to, its respective Investment Fund. However, an Investment Fund may effect certain principal transactions in securities with one or more Investment Manager Accounts, except for accounts in which the Investment Manager of such fund or any affiliate thereof serves as a general partner or in which it has a financial interest, other than an interest that results solely from the Investment Manager's appointment as an investment adviser to the account. Such transactions would be made in circumstances where the Investment Manager has determined it would be appropriate for the Investment Fund to purchase and an Investment Manager Account to sell, or the Investment Fund to sell and an Investment Manager Account to purchase, the same security or instrument on the same day. Future investment activities of the Investment Mangers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing may give rise to additional conflicts of interest.

     CIBC WM and its directors, officers and employees, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made by the Adviser on behalf of the Company. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of CIBC WM (including personnel of the Adviser) that are the same, different or made at a different time than positions taken for the Company. In order to lessen the possibility that the Company will be adversely affected by this personal trading, the Company and the Adviser have adopted a Code of Ethics in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Company's portfolio transactions. The Code of Ethics may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Code of Ethics is also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of the Code of Ethics may be obtained, after paying a duplicating fee, by E-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

     The Adviser, CIBC WM and their affiliates will not purchase securities or other property from, or sell securities or other property to, the Company except that the Company may engage in transactions with accounts that are affiliated with the Company only because they are advised by CIBC WM or one of its affiliates or because they have common officers, directors or managing members. These transactions would be effected in circumstances where the Adviser has determined that it would be appropriate for the Company to purchase and another CIBC WM Client to sell, or the Company to sell and another CIBC WM Client to purchase, the same security or instrument on the same day. All such purchases and sales would be made pursuant to procedures adopted by the Company pursuant to Rule 17a-7 under the 1940 Act. Among other things, those procedures are intended to ensure that (1) each such transaction will be effected for cash consideration at the current market price of the particular securities, (2) no such transaction will involve restricted securities or securities for which market quotations are not readily available and (3) no brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid in connection with any such transaction. CIBC WM and its affiliated broker-dealers may act as broker for the Company or the Investment Funds in effecting securities transactions. (See "Brokerage.")

     Under the Bank Holding Company Act and other U.S. banking laws, and the rules, regulations, guidelines and policies of the regulatory agencies and the staff thereof, CIBC WM and its affiliates are subject to restrictions on the transactions that they may make with the Company, and their restrictions may affect the investments made by the Company.

     Future investment activities of CIBC WM (or its affiliates) and their principals, partners, directors, officers or employees may give rise to additional conflicts of interest.

                                    BROKERAGE

     Each Investment Manager is directly responsible for placing orders for the execution of portfolio transactions for its Investment Fund and for the allocation of brokerage. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

     In selecting brokers and dealers to execute transactions on behalf of its Investment Fund, each Subadviser will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and in the case of transactions effected by the Subadviser with unaffiliated brokers, the firm's risk in positioning a block of securities. Although each Subadviser generally will seek reasonably competitive commission rates, a Subadviser will not necessarily pay the lowest commission available on each transaction. The Subadvisers will have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.

     Consistent with the principle of seeking best price and execution, a Subadviser may place orders with brokers that provide the Subadviser and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Subadviser are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Subadviser or its affiliates in providing services to clients other than the Company. In addition, not all of the supplemental information is used by the Subadviser in connection with the Company. Conversely, the information provided to the Subadviser by brokers and dealers through which other clients of the Subadviser and its affiliates effect securities transactions may be useful to the Subadviser in providing services to the Company.

     It is anticipated that Investment Managers that are not Subadvisers will follow brokerage placement practices similar to those described above. However, the Investment Funds may, in some cases, utilize brokerage commissions of an Investment Fund to obtain products or services that are not research related and that may benefit the Investment Managers.

                                FEES AND EXPENSES

     CIBC WM provides certain administrative and investor services to the Company, including, among other things, providing office space and other support services to the Company, screening potential investors, preparing investor communications, maintaining and preserving certain records of the Company, preparing and filing various materials with state and Federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Company's expenses. In consideration for these services, the Company will pay CIBC WM a monthly fee of 0.08333% (1.00% on an annualized basis) of the Company's net assets (the "CIBC WM Fee"). Net assets means the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company. The CIBC WM Fee will be computed based on the net assets of the Company as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on that date, and is due and payable in arrears within five business days after the end of that month. The CIBC WM Fee will be an expense paid to CIBC WM out of the Company's assets, and will be reflected in each Member's capital account (except the Special Advisory Account (defined below)) as a reduction to net profits or an increase to net losses credited to or debited from each Member's Capital Account.

     PFPC Inc. ("PFPC") provides administration, accounting and investor services to the Company, which are in addition to the services provided by CIBC WM to the Company, as described above. In consideration for these services, the Company will pay PFPC a fee that is not anticipated to exceed 0.35% (annualized) of the Company's net assets (as defined above), plus reimbursement of certain out-of-pocket expenses.

     In addition, the capital accounts of Members (except the Special Advisory Account (defined below)) may be subject to an Incentive Allocation depending upon the investment performance of the Company. (See "Capital Accounts and Allocations - Incentive Allocation.")

     The Company will bear all expenses incurred in its business and operations other than those specifically required to be borne by the Adviser or CIBC WM. Expenses borne by the Company include, but are not limited to, the following:

     o all costs and expenses directly related to portfolio transactions and positions for the Company's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in Investment Funds;

     o all costs and expenses associated with the organization and registration of the Company, certain offering costs and the costs of compliance with any applicable Federal or state laws;

     o all costs and expenses associated with the organization of Investment Funds managed by Subadvisers, if any, and with the selection of Investment Managers, including due diligence and travel-related expenses;

     o attorneys' fees and disbursements associated with updating the Company's Confidential Memorandum and subscription documents (the "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Company in connection with offerings of Interests;

     o the costs and expenses of holding meetings of the Board of Managers and any meetings of Members;

     o fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Company;

     o the CIBC WM Fee and the fees of custodians and persons (such as PFPC) providing administrative services to the Company;

     o the costs of a fidelity bond and any liability insurance obtained on behalf of the Company or the Board of Managers;

     o all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

     o all expenses of computing the Company's net asset value, including any equipment or services obtained for these purposes;

     o all charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and

     o such other types of expenses as may be approved from time to time by the Board of Managers.

     The Adviser and CIBC WM will be reimbursed by the Company for any of the above expenses that either pays on behalf of the Company.

     The Company's organizational expenses are estimated at $250,000, and the Company will also bear certain expenses, not to exceed $100,000, associated with the initial offering of Interests. Before a recent change to the guidelines followed by the American Institute of Certified Public Accountants applicable to the Company, the Company would have been able to amortize the organizational expenses over a 60 month period. Because of that change, however, the organizational expenses now must be expensed as incurred. In order to achieve a more equitable distribution of the impact of those expenses among the Company's Members, an amount equal to the organizational expenses incurred by the Company will be allocated among and credited to or debited from the capital accounts (described below) of all Members based on the percentage that a Member's contributed capital to the Company bears to the total capital contributed to the Company by all Members as of the relevant allocation date. An initial allocation of organizational costs will be made as of the first date on which capital contributions of Members are made. These allocations will thereafter be adjusted as of each date, through and including March 31, 2002, on which additional capital is contributed to the Company by Members. Offering costs cannot be deducted by the Company or the Members.

     The Investment Funds will bear all expenses incurred in connection with their operations. These expenses are similar to those incurred by the Company. The Investment Managers generally will charge asset-based fees to and receive performance-based allocations from the Investment Funds, which effectively will reduce the investment returns of the Investment Funds and the amount of any distributions from the Investment Funds to the

Company. These expenses, fees and allocations will be in addition to those incurred by the Company itself.

                        CAPITAL ACCOUNTS AND ALLOCATIONS

CAPITAL ACCOUNTS

     The Company will maintain a separate capital account for each Member (including the Adviser in respect of any capital contribution to the Company by the Adviser, as a Member), which will have an opening balance equal to the Member's initial contribution to the capital of the Company. Each Member's capital account will be increased by the sum of the amount of cash and the value of any securities constituting additional contributions by the Member to the capital of the Company, plus any amounts credited to the Member's capital account as described above with respect to organization expenses or as described below. Similarly, each Member's capital account will be reduced by the sum of the amount of any repurchase by the Company of the Interest, or portion thereof, of the Member, plus the amount of any distributions to the Member which are not reinvested, plus any amounts debited from the Member's capital account as described above with respect to organization expenses or as described below.

     Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on the first to occur of the following (1) the last day of a fiscal year, (2) the last day of a taxable year; (3) the day preceding any day on which a contribution to the capital of the Company is made, (4) any day on which the Company repurchases any Interest or portion of an Interest of any Member, or (5) any day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages. An investment percentage will be determined for each Member as of the start of each fiscal period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

     The Company will maintain a "Special Advisory Account" for the Adviser solely for the purpose of receiving the Incentive Allocation, as described below.

ALLOCATION OF NET PROFITS AND NET LOSSES

     Net profits or net losses of the Company for each fiscal period will be allocated among and credited to or debited from the capital accounts of all Members (but not the Special Advisory Account) as of the last day of each fiscal period in accordance with Members' respective investment percentages for the fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Company (including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including organizational expenses) during a fiscal period), before giving effect to any repurchases by the Company of Interests or portions thereof, and excluding the amount of any items to be allocated among the capital accounts of the Members other than in accordance with the Members' respective investment percentages.

     Allocations for Federal income tax purposes generally will be made among the Members so as to reflect equitably amounts credited to or debited from each Member's capital account for the current and prior fiscal years. (See "Tax Aspects - Allocation of Profits and Losses.")

INCENTIVE ALLOCATION

     So long as the Adviser serves as the investment adviser of the Company, the Adviser will be entitled to be the Special Advisory Member of the Company. In such capacity, the Adviser will be entitled to receive an incentive allocation (the "Incentive Allocation"), charged to the capital account of each Member as of the last day of each "allocation period," of 10% of the amount by which any "allocated gain" during an "allocation period" exceeds the positive balance in the Member's "loss recovery account." The Incentive Allocation will be credited to the Special Advisory Account of the Adviser.

     For purposes of calculating the Incentive Allocation, "allocated gain" means the excess of the balance of a Member's capital account at the end of an "allocation period" (after giving effect to allocations other than the Incentive Allocation, but before giving effect to repurchases of Interests by the Company or debits to the Member's capital account to reflect any item not chargeable ratably to all Members), over the balance of the Member's capital account at the start of the "allocation period." Consequently, any Incentive Allocation to be credited to the Adviser will be increased by a portion of the amount of any net unrealized appreciation, as well as net realized gains, allocable to a Member.

     An Incentive Allocation will be charged only with respect to any "allocated gain" in excess of the positive balance of a "loss recovery account" maintained for each Member. A "loss recovery account" is a memorandum account maintained by the Company for each Member, which has an initial balance of zero and is (1) increased after the close of each "allocation period" by the amount of any negative performance for the Member during the "allocation period," and (2) decreased (but not below zero) after the close of each "allocation period" by the amount of any allocated gain for the Member during the "allocation period." Any positive balance in a Member's "loss recovery account" would be reduced as the result of a repurchase or certain transfers with respect to the Member's Interest in proportion to the reduction of the Member's capital account attributable to the repurchase or transfer.

     An "allocation period" as to each Member is a period commencing on the admission of the Member to the Company, and thereafter each period commencing as of the day following the last day of the preceding allocation period with respect to such Member, and ending as of the close of business on the first to occur of (1) the last day of a fiscal year of the Company, (2) the last day of a taxable year of the Company, (3) the day as of which the Company repurchases the entire Interest of the Member, (4) the day as of which the Company admits as a substitute Member a person to whom the entire Interest of the Member has been transferred or (5) the day as of which the Investment Advisory Agreement terminates. The measurement of any Incentive Allocation for an "allocation period" must take into account any negative performance from a prior allocation period to the extent reflected in the "loss recovery account." Therefore, the Incentive Allocation for any allocation period after the initial allocation period in effect is a reflection of the extent to which cumulative performance achieved with respect to a Member's account since the Member's admission to the Company exceeds the highest previous level of performance achieved through the close of any prior allocation period.

     At any time following the date on which an Incentive Allocation is made, the Adviser may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Advisory Account with respect to the allocation period. Within 30 days after the completion of the audit of the Company's books, the Company will pay to the Adviser any additional amount determined to be owed to the Adviser based upon the audit, and the Adviser will pay to the Company any excess amount determined to be owed to the Company.

ALLOCATION OF SPECIAL ITEMS - CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

     Withholding taxes or other tax obligations incurred by the Company which are attributable to any Member will be debited from the capital account of that Member as of the close of the fiscal period during which the Company paid those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member's Interest is required to pay upon demand to the Company, as a contribution to the capital of the Company, the amount of the excess. The Company is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Company determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of that Member, assist the Member in applying for a refund.

     Generally, any expenditures payable by the Company, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more, but fewer than all of the Members, will be charged to only those Members on whose behalf the payments are made or whose particular circumstances gave rise to the payments. These charges shall be debited to the capital accounts of the applicable Members as of the close of the fiscal period during which the items were paid or accrued by the Company.

RESERVES

     Appropriate reserves may be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Company. Reserves will be in such amounts (subject to increase or reduction) which the Company may deem necessary or appropriate. The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserve is created, increased or decreased, as the case may be; provided, however, that if the reserve (or any increase or decrease therein) exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all those Members, the amount of the reserve, increase, or decrease shall instead be charged or credited to those investors who were Members at the time, as determined by the Company, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

NET ASSET VALUATION

     The value of the net assets of the Company will be determined as of the close of business at the end of any fiscal period in accordance with the procedures set forth below or as may be determined from time to time pursuant to policies established by the Board of Managers.

     The Company will value interests in Investment Funds not managed by Subadvisers at fair value, which ordinarily will be the value determined by their Investment Managers in accordance with the policies established by the relevant Investment Fund.

     To the extent Subadvisers are engaged to manage the Company's assets, the Company will value the portfolio securities of the Investments Funds managed by Subadvisers as described below.

     Domestic exchange traded and NASDAQ listed equity securities held by the Company (other than options) will be valued at their last composite sale prices as reported on the exchanges where those securities are traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or asked prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their last bid prices (or last asked prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Managers.

     Debt securities held by the Company (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Managers will periodically monitor the reasonableness of valuations provided by the pricing service. Such debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Managers to represent fair value.

     If in the view of the Adviser, the bid price of a listed option held by the Company (or asked price in the case of any such security held short) does not fairly reflect the market value of the security, the Adviser may request a valuation committee comprised of two Managers to instead adopt procedures to value the security at fair value. In any such situation, the valuation committee will consider the recommendation of the Adviser, and, if it determines in good faith that an override of the value assigned to the security under the procedures described above is warranted, will adopt procedures for purposes of determining the fair value of the security.

     All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of foreign securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of foreign securities and exchange rates may be affected by events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Company is determined. When an event materially affects the values of securities held by the Company or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith by, or under the supervision of, the Board of Managers.

     Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Company's net assets if the Board's judgments regarding appropriate valuations should prove incorrect.

                           SUBSCRIPTION FOR INTERESTS

SUBSCRIPTION TERMS

     The minimum initial investment in the Company by an investor is $150,000 and the minimum additional investment in the Company is $25,000, subject to the discretion of the Board of Managers to accept initial and additional investments in lesser amounts. The minimum initial and additional contributions may be reduced by the Board of Managers. In connection with initial and additional investments, investors may be charged sales commissions of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested), in the sole discretion of their account executives. Amounts paid as sales charges, if any, are included for purposes of determining whether applicable minimum investment requirements have been satisfied.

     The Board of Managers may accept initial and additional subscriptions for Interests as of the first day of each month, or at such other times as may be determined by the Board of Managers. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. (See "Subscription for Interests - Sales Charge.") The investor must also submit a completed subscription document before the acceptance date. The Board of Managers reserves the right to reject any subscription for Interests and may, in its sole discretion, suspend subscriptions for Interests at any time.

     The Board of Managers has authorized the Company to accept initial subscriptions for Interests in the amount of $50,000 or more from eligible investors who are: Managers of the Company; Managers or Individual General Partners of any investment company registered under the 1940 Act for which the Adviser or certain of its affiliates serves as investment adviser; directors, officers, partners, members or employees of the Adviser, its members or affiliates or of organizations that serve as counsel to the Company or to the Independent Managers or provide services to the Company (including solicitors for the Company); parents, spouses or children of any of the foregoing individuals; trusts and retirement accounts for the benefit of such persons; and entities of which such persons are the sole beneficial owners.

     Generally, Interests may not be purchased by nonresident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates, all as defined in the Internal Revenue Code of 1986 (the "Code"). In addition, because the Company may generate "unrelated business taxable income" ("UBTI") with respect to tax-exempt investors, charitable remainder trusts may not want to purchase Interests because a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI.

     Except as otherwise permitted by the Board of Managers, initial and any additional contributions to the capital of the Company by any Member will be payable in cash, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Company. Initial and any additional contributions to the capital of the Company will be payable in one installment and will be due at least three business days prior to the proposed acceptance date of the contribution, although the Board of Managers may accept, in its sole discretion, a subscription prior to receipt of cleared funds.

     Each new Member will be obligated to agree to be bound by all of the terms of the Company Agreement. Each potential investor will also be obligated to represent and warrant in a subscription agreement, among other things, that the investor is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

     If and when the Board of Managers determines to accept securities as a contribution to the capital of the Company, the Company will charge each Member making a contribution of securities an amount determined by the Board of Managers and not exceeding 2% of the value of the contribution in order to reimburse the Company for any costs it incurs in accepting and liquidating the securities. This charge will be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which the charge relates is due.

ELIGIBLE INVESTORS

     Each prospective investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the 1933 Act, and that the investor (as well as each of the investor's beneficial owners under certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million ($5 million for trusts and other entities) or any greater amount that may be required by applicable law or by the Board of Managers in its sole discretion. Existing Members who subscribe for additional Interests will be required to meet the foregoing eligibility criteria at the time of the additional subscription. The relevant investor qualifications will be set forth in a subscription agreement that must be completed by each prospective investor.

SALES CHARGE

     In connection with initial and additional purchases of Interests, investors may be charged sales commissions of up to 3% of the amounts transmitted in connection with their subscriptions (up to 3.1% of the amounts invested), in the sole discretion of their account executives. Amounts paid as sales charges, if any, are included for purposes of determining whether applicable minimum investment requirements have been satisfied.

                           REDEMPTIONS, REPURCHASES OF
                             INTERESTS AND TRANSFERS

NO RIGHT OF REDEMPTION

     No Member or other person holding an Interest or a portion of an Interest acquired from a Member will have the right to require the Company to redeem that Interest or portion thereof. There is no public market for Interests, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Interests by the Company, as described below. (The Adviser has certain rights to withdraw amounts from its Special Advisory Account.)

REPURCHASES OF INTERESTS

     The Board of Managers, from time to time and in its sole discretion, may determine to cause the Company to repurchase Interests or portions thereof from Members (other than the Adviser in its capacity as the Special Advisory Member) pursuant to written tenders by Members on such terms and conditions as it may determine. In determining whether the Company should repurchase Interests or portions thereof from Members pursuant to written tenders, the Board of Managers will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members at the end of 2001. Thereafter, the Adviser expects that generally it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members once in each year, effective at the end of the calendar year. The Board of Managers will also consider the following factors, among others, in making its determination:

     o whether any Members have requested to tender Interests or portions thereof to the Company;

     o    the liquidity of the Company's assets;

     o    the investment plans and working capital requirements of the Company;

     o the relative economies of scale with respect to the size of the Company;

     o the history of the Company in repurchasing Interests or portions thereof;

     o    the economic condition of the securities markets; and

     o the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

     The Company will repurchase Interests or portions thereof from Members pursuant to written tenders on terms and conditions that the Board of Managers determines to be fair to the Company and to all Members or persons holding Interests acquired from Members, or to one or more classes of Members, as applicable. When the Board of Managers determines that the Company shall repurchase Interests or portions thereof, notice will be provided to Members describing the terms thereof, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain the net asset value of their Interests from PFPC during the period.

     The Company Agreement provides that the Company shall be dissolved if the Interest of any Member that has submitted a written request to tender its entire Interest for repurchase by the Company has not been repurchased within a period of two years after the request.

     Repurchases of Interests from Members by the Company may be made, in the sole discretion of the Company, and may be paid in cash or by the distribution of securities in-kind, or partly in cash and partly in-kind. However, the Company does not expect to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Company or on Members not tendering Interests for repurchase. Repurchases will be effective after receipt and acceptance by the Company of all eligible written tenders of Interests or portions thereof from Members. Any in-kind distribution of securities will consist of marketable securities traded on an established securities exchange (valued in accordance with the Company Agreement), which will be distributed to all tendering Members on a pari passu basis. The Company does not impose any charges in connection with repurchases of Interests or portion of Interests.

     Due to liquidity restraints associated with the Company's investments in Investment Funds and the fact that the Company may have to effect withdrawals from those funds to pay for Interests being repurchased, it is presently expected that, under the procedures applicable to the repurchase of Interests, Interests will be valued for purposes of determining their repurchase price approximately one month after the date by which Members must submit a repurchase request and that the Company will pay at least 90% of the value of the Interests or portions thereof repurchased approximately one month after the valuation date. It is presently anticipated that the procedures applicable to repurchases of Interests will be as follows:

     The value of Interests or portions thereof being repurchased will be determined on a specified date (the "Valuation Date") that will be approximately one month after the date by which Members must tender their Interests for repurchase (the "Expiration Date"). Promptly after the Expiration Date, each Member whose Interest or portion thereof has been accepted for repurchase will be given a non-interest bearing, non-transferable promissory note by the

Company entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the Interest or portion thereof being repurchased (subject to adjustment upon completion of the next annual audit of the Company's financial statements). This amount will be the value of the Member's capital account (or the portion thereof being repurchased) determined as of the Valuation Date and will be based upon the net asset value of the Company's assets as of that date, after giving effect to all allocations to be made as of that date to the Member's capital account. The promissory note will entitle the Member to receive an initial payment in an amount equal to at least 90% of the estimated net asset value of the Interest tendered, determined as of the Valuation Date (the "Initial Payment"). Payment of this amount will be made within 30 days after the Valuation Date or, if the Company has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from such Investment Funds. The promissory note will also entitle a Member to receive a contingent payment (the "Contingent Payment") equal to the excess, if any, of (a) the net asset value of the Interest tendered as of the Valuation Date, as it may be adjusted based upon the next annual audit of the Company's financial statements), over (b) the Initial Payment. The Contingent Payment would be payable promptly after the completion of the Company's next annual audit. It is anticipated that the annual audit of the Company's financial statements will be completed within 60 days after the end of each fiscal year of the Company.

     Repurchases of Interests by the Company are subject to certain regulatory requirements imposed by SEC rules. The Company believes that the repurchase procedures described above comply with these requirements. However, if modification of the Company's repurchase procedures is deemed necessary to comply with regulatory requirements, the Board of Managers will adopt revised procedures designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

     Upon its acceptance of tendered Interests for repurchase, the Company will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) interests in Investment Funds that the Company has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Members tendering Interests.

     Payment for repurchased Interests may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Company's portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Board of Managers) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.

     A Member who tenders for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance equal to the greater of:
(i) $150,000, net of the amount of the Incentive Allocation, if any, that is to be debited from the capital account of the Member on the date of expiration of the tender offer or would be so debited if the date of expiration were a day on which an Incentive Allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained.

     The Company may repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that:

     o the Interest or a portion thereof has been transferred or the Interest or a portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member;

     o ownership of the Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

     o continued ownership of the Interest may be harmful or injurious to the business or reputation of the Company, the Board of Managers or the Adviser, or may subject the Company or any Members to an undue risk of adverse tax or other fiscal consequences;

     o any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

     o it would be in the best interests of the Company for the Company to repurchase the Interest or a portion thereof.

     In the event that the Adviser holds any Interests in its capital account in its capacity as a Member, such Interest or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by the Company. The Adviser is also entitled to withdraw from its Special Advisory Account at the times described under "Capital Accounts and Allocations - Incentive Allocation."

TRANSFERS OF INTERESTS

     Except as otherwise described below, no person shall become a substituted Member without the written consent of the Board of Managers, which consent may be withheld for any reason in its sole discretion. Interests may be transferred:
(i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member; or (ii) with the written consent of the Board of Managers, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances. Without limiting the foregoing, the Board of Managers generally will not consent to a transfer unless the transfer is: (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities); (b) to members of the transferring Member's immediate family (siblings, spouse, parents and children); (c) a distribution from a qualified retirement plan or an individual retirement account; or (d) a block transfer within the meaning of Treasury Regulations ss. 1.7704-1(e)(2). In addition, the Board of Managers will not consent to a transfer unless the proposed transfer is to be made on the effective date of an offer by the Company to repurchase Interests. The foregoing permitted transferees will not be allowed to become substituted Members without the consent of the Board of Managers, which may be withheld in its sole discretion. A Member who transfers an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer. Notice to the Company of any proposed transfer must include evidence satisfactory to the Board of Managers that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Company with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million ($5 million for trusts and other entities) or any greater amount that may be required by applicable law or by the Board of Managers, in its sole discretion, and must be accompanied by a properly completed subscription agreement. The Board of Managers may not consent to a transfer of an Interest by a Member unless the transfer is to a single transferee or after the transfer of a portion of the Interest, the balance of the capital account of each of the transferee and transferor is not less than $150,000. A Member who transfers an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer.

     Any transferee that acquires an Interest or portion thereof by operation of law as the result of the of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of the Company Agreement and to tender the Interest for repurchase by the Company, but shall not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as provided in the Company Agreement.

     If a Member transfers an Interest or portion thereof with the approval of the Board of Managers, the Company shall promptly take all necessary actions so that each transferee or successor to whom the Interest or portion thereof is transferred is admitted to the Company as a Member. Each Member and transferee may be charged for all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer.

     By subscribing for an Interest, each Member agrees to indemnify and hold harmless the Company, the Board of Managers, the Adviser, each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member in connection with any such transfer.

     The Adviser may not transfer its interest as the Special Advisory Member.

                                   TAX ASPECTS

     The following is a summary of certain aspects of the income taxation of the Company and its Members that should be considered by a prospective Member. The Company has not sought a ruling from the Internal Revenue Service (the "Service") or any other Federal, state or local agency with respect to any of the tax issues affecting the Company, nor has it obtained an opinion of counsel with respect to any Federal tax issues other than the characterization of the Company as a partnership for Federal income tax purposes.

     This summary of certain aspects of the Federal income tax treatment of the Company is based upon the Internal Revenue Code of 1986 (the "Code"), judicial decisions, Treasury Regulations (the "Regulations") and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of various proposals to amend the Code, which could change certain of the tax consequences of an investment in the Company. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.

     EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH ITS OWN TAX ADVISER IN ORDER TO FULLY UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

     In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Memorandum regarding liquidity and other financial matters to ascertain whether the investment objectives of the Company are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

TAX TREATMENT OF COMPANY OPERATIONS

     CLASSIFICATION OF THE COMPANY. The Company will receive an opinion of Schulte Roth & Zabel LLP, counsel to the Company, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board of Managers, the Company will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

     Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Company will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Company may not be eligible for any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Company has more than 100 Members.

     The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership's status is examined under a general facts and circumstances test set forth in the Section 7704 Regulations. Schulte Roth & Zabel LLP also will render its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Company as well as the legislative history to Section 7704, the text of the Section 7704 Regulations and certain representations of the Board of Managers, the interests in the Company will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Company will not be treated as a publicly traded partnership taxable as a corporation.

     Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Company would be subject to corporate income tax when recognized by the Company; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Company; and Members would not be entitled to report profits or losses realized by the Company.

     UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF COMPANY INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE COMPANY, AND THOSE INDIRECTLY ATTRIBUTABLE TO THE COMPANY AS A RESULT OF IT BEING AN INVESTOR IN AN INVESTMENT FUND.

     As a partnership, the Company is not itself subject to Federal income tax. The Company files an annual partnership information return with the Service, which reports the results of operations. Each Member is required to report separately on its income tax return its distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Member is taxed on its distributive share of the Company's taxable income and gain regardless of whether it has received or will receive a distribution from the Company.

     ALLOCATION OF PROFITS AND LOSSES. Under the Company Agreement, the Company's net capital appreciation or net capital depreciation for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Company for Federal income tax purposes. The Company Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Company for each fiscal year generally are to be allocated for income tax purposes among the

Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Company's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years.

     Under the Company Agreement, the Board of Managers has the discretion to allocate specially an amount of the Company's capital gain and loss for Federal income tax purposes to the Special Advisory Member and to a withdrawing Member to the extent that the Member's capital account exceeds, or is less than, as the case may be, its Federal income tax basis in its Interest. There can be no assurance that, if the Board of Managers makes any such special allocations, the Service will accept such allocations. If such allocations are successfully challenged by the Service, the Company's gains or losses allocable to the remaining Members would be affected.

     TAX ELECTIONS; RETURNS; TAX AUDITS. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. Under the Company Agreement, at the request of a Member, the Board of Managers, in its sole discretion, may cause the Company to make such an election. Any such election, once made, cannot be revoked without the Service's consent. The actual effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board of Managers presently does not intend to make such election.

     The Board of Managers decides how to report the partnership items on the Company's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Company's items have been reported. In the event the income tax returns of the Company are audited by the Service, the tax treatment of the Company's income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. A Member chosen by the Board of Managers, designated as the "Tax Matters Partner", has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Company items.

TAX CONSEQUENCES TO A WITHDRAWING MEMBER

     A Member receiving a cash liquidating distribution from the Company, in connection with a complete withdrawal from the Company, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in its Interest. Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member's contributions to the Company. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Company's "unrealized receivables" exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Company will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its Interest.

     As discussed above, the Company Agreement provides that the Board of Managers may specially allocate items of Company capital gain and loss to a withdrawing Member to the extent its capital account would otherwise exceed or be less than, as the case may be, its adjusted tax basis in its Interest. Such a special allocation of gain may result in the withdrawing Member recognizing capital gain, which may include short-term gain, in the Member's last taxable year in the Company, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal. Such a special allocation of loss may result in the withdrawing Member recognizing capital loss, which may include long-term loss, in the Member's last taxable year in the Company, thereby reducing the amount of short-term loss recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

     DISTRIBUTIONS OF PROPERTY. A partner's receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" within the meaning of Section 731(c)(3)(C)(i) and the recipient is an "eligible partner" within the meaning of
Section 731(c)(3)(C)(iii). The Company will determine at the appropriate time whether it qualifies as an "investment partnership." Assuming it so qualifies, if a Member is an "eligible partner," which term should include a Member whose contributions to the Company consisted solely of cash, the recharacterization rule described above would not apply.

TAX TREATMENT OF COMPANY INVESTMENTS

     IN GENERAL. The Company expects to act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

     Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (see "Currency Fluctuations - 'Section 988' Gains or Losses" below) and certain other transactions described below, the Company expects that its gains and losses from its securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Company maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the Company's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Company.(1)

The maximum ordinary income tax rate for individuals is 39.6% and, in general, the maximum individual income tax rate for long-term capital gains is 20%(2) (unless the taxpayer elects to be taxed at ordinary rates - see "Limitation on Deductibility of Interest and Short Sale Expenses" below), although in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

     The Company may realize ordinary income from dividends and accruals of interest on securities. The Company may hold debt obligations with "original issue discount." In such case, the Company would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Company may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Company generally would be required to treat gain realized as interest income to the extent of the market discount that accrued during the period the debt obligation was held by the Company. The Company may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Company in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions," which, for a noncorporate Member, may be subject to restrictions on their deductibility. See "Deductibility of Company Investment Expenditures by Noncorporate Members" below. Moreover, gain recognized from certain "conversion transactions" will be treated as ordinary income.(3)

     CURRENCY FLUCTUATIONS - "SECTION 988" GAINS OR LOSSES. To the extent that its investments are made in securities denominated in a foreign currency, gain or loss realized by

---------------

(1) Generally, in the absence of Regulations requiring it, the Company will not treat positions held through different investment advisory agreements or Investment Funds as offsetting positions for purposes of the straddle rules.

(2) The maximum individual long-term capital gains tax rate is 18% for certain property purchased after December 31, 2000 and held for more than five years.

(3) Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in Regulations.

the Company frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the Company's investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses of the Company on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Company accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Company actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

     As indicated above, the Company may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as "Section 1256 Contracts" (see "Section 1256 Contracts" below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Company acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Company with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Company and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

     SECTION 1256 CONTRACTS. In the case of Section 1256 Contracts, the Code generally applies a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A
Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts, and certain options contracts. Under these rules, Section 1256 Contracts held by the Company at the end of each taxable year of the Company are treated for Federal income tax purposes as if they were sold by the Company for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market"), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Company in computing its taxable income for such year. If a Section 1256 Contract held by the Company at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.

     Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (See "Currency Fluctuations - 'Section 988' Gains or Losses.") If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, that consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.

     MIXED STRADDLE ELECTION. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Company (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily "marking to market" of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Company will be accepted by the Service.

     SHORT SALES. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Company's hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Company for more than one year. In addition, these rules may also terminate the running of the holding period of "substantially identical property" held by the Company.

     Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Company holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Company generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Company holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Company generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

     EFFECT OF STRADDLE RULES ON MEMBERS' SECURITIES POSITIONS. The Service may treat certain positions in securities held (directly or indirectly) by a Member and its indirect interest in similar securities held by the Company as "straddles" for Federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to such securities.(4)

---------------

(4) The Company will not generally be in a position to furnish to Members information regarding the securities positions of its Investment Funds which would permit a Member to determine whether its transactions in securities, which are also held by such Investment Funds, should be treated as offsetting positions for purposes of the straddle rules.

     LIMITATION ON DEDUCTIBILITY OF INTEREST AND SHORT SALE EXPENSES. For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

     For purposes of this provision, the Company's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member's share of the interest and short sale expenses attributable to the Company's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Company's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Company. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Company. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

     DEDUCTIBILITY OF COMPANY INVESTMENT EXPENDITURES BY NONCORPORATE MEMBERS. Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed 2% of adjusted gross income.(5) In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount (such amounts are adjusted each year) to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment expenses are miscellaneous itemized deductions, which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

     Pursuant to Temporary Regulations issued by the Treasury Department, these limitations on deductibility should not apply to a noncorporate Member's share of the trade or business expenses of the Company. These limitations will apply, however, to a noncorporate

---------------

(5) However, Section 67(e) of the Code provides that, in the case of a trust or an estate, such limitation does not apply to deductions or costs which are paid or incurred in connection with the administration of the estate or trust and would not have been incurred if the property were not held in such trust or estate. The Federal Court of Appeals for the Sixth Circuit, reversing a Tax Court decision, has held that the investment advisory fees incurred by a trust were exempt (under Section 67(e)) from the 2% of adjusted gross income floor on deductibility. The Service, however, has stated that it will not follow this decision outside of the Sixth Circuit and the U.S. Court of Federal Claims has recently ruled in favor of the Service on this issue. Members that are trusts or estates should consult their tax advisors as to the applicability of this case to the investment expenses that are allocated to them.

Member's share of the investment expenses of the Company (including the CIBC WM Fee, the fee paid to PFPC and any fee payable to the managers of an Investment
Fund), to the extent such expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Company. The Company intends to treat its expenses attributable to an Investment Fund that is engaged in trade or business within the meaning of the Code or to the trading activity of the Company as not being subject to such limitations, although there can be no assurance that the Service will agree.

     The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, noncorporate Members should consult their tax advisers with respect to the application of these limitations.

     APPLICATION OF RULES FOR INCOME AND LOSSES FROM PASSIVE ACTIVITIES. The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Company's securities investment and trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member's share of such income and gain from the Company. Income or loss attributable to the Company's investments in partnerships engaged in certain trades or businesses may constitute passive activity income or loss.

     "PHANTOM INCOME" FROM COMPANY INVESTMENTS. Pursuant to various "anti-deferral" provisions of the Code (the "Subpart F," "passive foreign investment company" and "foreign personal holding company" provisions), investments (if any) by the Company in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Company's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.

FOREIGN TAXES

     It is possible that certain dividends and interest directly or indirectly received by the Company from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Company or an Investment Fund may also be subject to capital gains taxes in some of the foreign countries where they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax the Company will directly or indirectly pay since the amount of the Company's assets to be invested in various countries is not known.

     The Members will be informed by the Company as to their proportionate share of the foreign taxes paid by the Company or an Investment Fund, which they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax exempt will not ordinarily benefit from such credit or deduction.

UNRELATED BUSINESS TAXABLE INCOME

     Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.(6) This type of income is exempt even if it is realized from securities trading activity that constitutes a trade or business.

     This general exemption from tax does not apply to the "unrelated business taxable income" ("UBTI") of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. With respect to its investments in partnerships engaged in a trade or business, the Company's income (or loss) from these investments may constitute UBTI.

     The Company may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service, which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Company will treat its short sales of securities as not involving "acquisition indebtedness" and therefore not resulting in UBTI.(7) To the extent the Company recognizes income (i.e., dividends and interest) from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of such income that will be treated as UBTI generally will be based on the percentage that the "average acquisition indebtedness" incurred with respect to such securities is of the "average amount of the adjusted basis" of such securities during the taxable year.

     To the extent the Company recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain that will be treated as UBTI will be based

---------------

(6) With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

(7) Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI.

on the percentage that the highest amount of such "acquisition indebtedness" is of the "average amount of the adjusted basis" of such securities during the taxable year. In determining the unrelated debt-financed income of the Company, an allocable portion of deductions directly connected with the Company's debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

     Since the calculation of the Company's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Company from time to time,(8) it is impossible to predict what percentage of the Company's income and gains will be treated as UBTI for a Member that is an exempt organization. An exempt organization's share of the income or gains of the Company that is treated as UBTI may not be offset by losses of the exempt organization either from the Company or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

     To the extent that the Company generates UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the Service, the method used to calculate its UBTI. The Company will be required to report to a Member that is an exempt organization information as to the portion, if any, of its income and gains from the Company for each year that will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Company is highly complex, and there is no assurance that the Company's calculation of UBTI will be accepted by the Service.

     In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Company's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Company generally should not affect the tax-exempt status of such an exempt organization.(9) However, a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Company. (See "ERISA Considerations.")

---------------

(8) The calculation of a particular exempt organization's UBTI would also be affected if it incurs indebtedness to finance its investment in the Company. An exempt organization is required to make estimated tax payments with respect to its UBTI.

(9) Certain exempt organizations which realize UBTI in a taxable year will not constitute "qualified organizations" for purposes of Section
     514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Member should consult its tax adviser in this regard.

CERTAIN ISSUES PERTAINING TO SPECIFIC EXEMPT ORGANIZATIONS

     PRIVATE FOUNDATIONS. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

     In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Company would most probably be classified as a nonfunctionally related asset. A determination that an interest in the Company is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member that is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Company. Of course, this factor would create less of a problem to the extent that the value of the investment in the Company is not significant in relation to the value of other assets held by a foundation.

     In some instances, an investment in the Company by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation (either directly or together with a "disqualified person") acquires more than 20% of the capital interest or profits interest of the Company, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its interest in the Company in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Company is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board of Managers believes that the Company will meet such 95% gross income test.

     A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

     QUALIFIED RETIREMENT PLANS. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. (See "ERISA Considerations.")

     ENDOWMENT FUNDS. Investment managers of endowment funds should consider whether the acquisition of an Interest is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

STATE AND LOCAL TAXATION

     In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Company. State and local tax laws differ in the treatment of limited liability companies such as the Company. A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Company intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

     State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Company generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. A partnership in which the Company acquires an interest may conduct business in a jurisdiction that will subject to tax a Member's share of the partnership's income from that business. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

     The Company, which is treated as a partnership for New York State and New York City income tax purposes, should not be subject to the New York City unincorporated business tax, which is not imposed on a partnership that purchases and sells securities for its "own account." (This exemption may not be applicable to the extent a partnership in which the Company invests conducts a business in New York City.) By reason of a similar "own account" exemption, it is also expected that a nonresident individual Member should not be subject to New York State personal income tax with respect to his or her share of income or gain realized directly by the Company. A nonresident individual Member will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Company.

     Individual Members who are residents of New York State and New York City should be aware that the New York State and New York City personal income tax laws limit the deductibility of itemized deductions for individual taxpayers at certain income levels. These limitations may apply to a Member's share of some or all of the Company's expenses. Prospective Members are urged to consult their tax advisers with respect to the impact of these provisions and the Federal limitations on the deductibility of certain itemized deductions and investment expenses on their New York State and New York City tax liability.

     For purposes of the New York State corporate franchise tax and the New York City general corporation tax, a corporation generally is treated as doing business in New York State and New York City, respectively, and is subject to such corporate taxes as a result of the ownership of a partnership interest in a partnership that does business in New York State and New York City, respectively.(10) Each of the New York State and New York City corporate taxes are imposed, in part, on the corporation's taxable income or capital allocable to the relevant jurisdiction by application of the appropriate allocation percentages. Moreover, a non-New York corporation that does business in New York State may be subject to a New York State license fee. A corporation that is subject to New York State corporate franchise tax solely as a result of being a non-managing member in a New York partnership may, under certain circumstances, elect to compute its New York State corporate franchise tax by taking into account only its distributive share of such partnership's income and loss. There is currently no similar provision in effect for purposes of the New York City general corporation tax.

     Regulations under both the New York State corporate franchise tax and New York City general corporation tax, however, provide an exemption to this general rule in the case of a "portfolio investment partnership," which is defined, generally, as a partnership that meets the gross income requirements of Section 851(b)(2) of the Code. New York State (but not New York City) has adopted regulations that also include income and gains from commodity transactions described in Section 864(b)(2)(B)(iii) as qualifying gross income for this purpose. The qualification of the Company as a "portfolio investment partnership" with respect to its investments through advisory accounts and Investment Funds must be determined on an annual basis and, with respect to a taxable year, the Company and/or one or more Investment Funds may not qualify as portfolio investment partnerships. Therefore, a corporate non-managing member may be treated as doing business in New York State and New York City as a result of its interest in the Company or its indirect interest in a nonqualifying Investment Fund.

     A trust or other unincorporated organization that by reason of its purposes or activities is exempt from Federal income tax is also exempt from New York State and New York City personal income tax. A nonstock corporation that is exempt from Federal income tax is generally presumed to be exempt from New York State corporate franchise tax and New York City general corporation tax. New York State imposes a tax with respect to such exempt entities on UBTI (including unrelated debt-financed income) at a rate that is currently equal to the New York State corporate franchise tax rate (plus the corporate surtax). There is no New York City tax on the UBTI of an otherwise exempt entity.

     Each prospective corporate Member should consult its tax adviser with regard to the New York State and New York City tax consequences of an investment in the Company.

                              ERISA CONSIDERATIONS

     Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code (an "ERISA Plan") should consider, among other things, the matters described below before determining whether to invest in the Company.

---------------

(10) New York State (but not New York City) generally exempts from corporate franchise tax a non-New York corporation which (i) does not actually or constructively own a 1% or greater limited partnership interest in a partnership doing business in New York and (ii) has a tax basis in such limited partnership interest not greater than $1 million.

     ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "Tax Aspects - Unrelated Business Taxable Income" and "- Certain Issues Pertaining to Specific Exempt Organizations"), and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Company, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Company may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

     Because the Company is registered as an investment company under the 1940 Act, the underlying assets of the Company should not be considered to be "plan assets" of the ERISA Plans investing in the Company for purposes of ERISA's fiduciary responsibility and prohibited transaction rules. Thus, neither the Adviser nor any of the Managers will be fiduciaries within the meaning of ERISA.

     The Board of Managers requires an ERISA Plan proposing to invest in the Company to represent that it, and any fiduciaries responsible for the Plan's investments, are aware of and understand the Company's investment objective, policies and strategies, that the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

     Certain prospective Plan investors may currently maintain relationships with the Adviser or the Managers, or with other entities which are affiliated with the Adviser or the Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with counsel to determine if participation in the Company is a transaction which is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan investors will be required to represent that the decision to invest in the Company was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decision and that have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Company.

     The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Confidential Memorandum, is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisors regarding the consequences under ERISA of the acquisition and ownership of Interests.

                      ADDITIONAL INFORMATION AND SUMMARY OF
                       LIMITED LIABILITY COMPANY AGREEMENT

     THE FOLLOWING IS A SUMMARY DESCRIPTION OF ADDITIONAL ITEMS AND OF SELECT PROVISIONS OF THE COMPANY AGREEMENT THAT MAY NOT BE DESCRIBED ELSEWHERE IN THIS CONFIDENTIAL MEMORANDUM. THE DESCRIPTION OF THESE ITEMS AND PROVISIONS IS NOT DEFINITIVE AND REFERENCE SHOULD BE MADE TO THE COMPLETE TEXT OF THE COMPANY AGREEMENT, WHICH IS ATTACHED HERETO AS APPENDIX A.

MEMBER INTERESTS

     Persons who purchase Interests in the offering will be Members. The Adviser and its affiliates may contribute capital to and maintain an investment in the Company in an amount not exceeding 4.9% of the total outstanding capital of the Company, and to that extent will be a Member of the Company. The Adviser, or its successor as investment adviser of the Company, will also be a Special Advisory Member of the Company. In that regard, the Company has established a Special Advisory Account solely for the purpose of receiving the Incentive Allocation. The interest of the Special Advisory Member does not participate in the income or gains of the Company, has no voting rights and has no right to a share of the assets of the Company upon its liquidation, except to the extent that the Special Advisory Member has received or is entitled to receive the Incentive Allocation credited to the Special Advisory Account and all or a portion of that allocation has not been withdrawn. The Adviser may not contribute capital to the Company as Special Advisory Member.

LIABILITY OF MEMBERS

     Under Delaware law and the Company Agreement, each Member will be liable for the debts and obligations of the Company only to the extent of any contributions to the capital of the Company (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board of Managers, may be obligated to return to the Company amounts distributed to the Member in accordance with the Company Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Company exceed the fair market value of the Company's assets.

DUTY OF CARE OF BOARD OF MANAGERS

     The Company Agreement provides that a Manager shall not be liable to the Company or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Manager's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Manager's office. The Company Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Manager by the Company (but not by the Members individually) against any liability and expense to which the Manager may be liable which arise in connection with the performance of the Manager's activities on behalf of the Company. Managers shall not be personally liable to any Member for the repayment of any positive balance in the Member's capital account or for contributions by the Member to the capital of the Company or by reason of any change in the Federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the Company Agreement shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Company Agreement to the fullest extent permitted by law.

AMENDMENT OF THE COMPANY AGREEMENT

     The Company Agreement may generally be amended, in whole or in part, with the approval of the Board of Managers (including a majority of the Independent Managers, if required by the 1940 Act), and without the approval of the Members, unless the approval of Members is required by the 1940 Act. However, certain amendments to the Company Agreement involving capital accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company. In addition, the Board of Managers may at any time, without the consent of the other Members of the Company, amend the Company Agreement, among other things, to satisfy the requirements or to reflect any relaxation of such requirements in the future of the Bank Holding Company Act or other U.S. or Canadian banking laws or any regulations, guidelines or policies or interpretations of the banking regulatory agencies or the staff thereof.

POWER OF ATTORNEY

     By subscribing for an Interest, each Member will appoint each of the Managers his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company.

     The power-of-attorney granted as part of each Member's subscription agreement is a special power-of-attorney and is coupled with an interest in favor of the Board of Managers and as such shall be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power-of-attorney, and shall survive the delivery of a transfer by a Member of all or any portion of an Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substitute Member, or upon the withdrawal of a Member from the Company pursuant to a periodic tender or otherwise this power-of-attorney given by the transferor shall terminate.

TERM, DISSOLUTION AND LIQUIDATION

     The Company shall be dissolved:

     o upon the affirmative vote to dissolve the Company by: (1) the Board of Managers or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

     o upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company if that Interest has not been repurchased by the Company;

     o upon the failure of Members to elect successor Managers at a meeting called by the Adviser when no Manager remains to continue the business of the Company; or

     o    as required by operation of law.

     Upon the occurrence of any event of dissolution, the Board of Managers or CIBC WM, acting as liquidator under appointment by the Board of Managers (or another liquidator, if the Board of Managers does not appoint CIBC WM to act as liquidator or is unable to perform this function), is charged with winding up the affairs of the Company and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations - Allocation of Net Profits and Net Loss."

     Upon the liquidation of the Company, its assets would be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board of Managers or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation.

REPORTS TO MEMBERS

     The Company will furnish to Members as soon as practicable after the end of each taxable year the information that is necessary for them to complete Federal and state income tax or information returns, along with any other tax information required by law. (See "Additional Risk Factors - Special Risks of Multi-Manager Structure.") The Company will send to Members an unaudited semi-annual report and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Quarterly reports regarding the Company's operations during the period will also be sent to Members.

FISCAL YEAR

     For accounting purposes, the Company's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Company will commence on the date of the initial closing and will end on March 31, 2002. The 12-month period ending December 31 of each year will be the taxable year of the Company.

ACCOUNTANTS AND LEGAL COUNSEL

     The Board of Managers has selected Ernst & Young LLP as the independent public accountants of the Company. Ernst & Young LLP's principal business address is located at 787 Seventh Avenue, 15th Floor, New York, New York.

     Schulte Roth & Zabel LLP, New York, New York, serves as legal counsel to the Company. The firm also acts as legal counsel to the Adviser, CIBC WM and its affiliates with respect to certain matters. Stroock & Stroock & Lavan LLP, New York, New York, acts as legal counsel to the Independent Managers.

CUSTODIAN

     PFPC Trust Company ("PFPC Trust") serves as the primary custodian of the assets of the Company and the Investment Funds managed by the Subadvisers, and may maintain custody of these assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board of Managers. Assets of the Company and of the Investment Funds are not held by the Adviser or Subadvisers, respectively, or commingled with the assets of other accounts, other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of the custodian. PFPC Trust's principal business address is Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113.

INQUIRIES

     Inquiries concerning the Company and Interests (including information concerning subscription and withdrawal procedures) should be directed to:

                           CIBC Oppenheimer Advisers, L.L.C.
                           c/o CIBC World Markets Corp.
                           One World Financial Center
                           31st Floor
                           200 Liberty Street
                           New York, New York  10281
                           Telephone:  212-667-4225
                           Telecopier:  212-667-5689

                           For additional information contact:
                           Howard M. Singer
                           Managing Director
                           CIBC World Markets Corp.

                                    * * * * *

     ALL POTENTIAL INVESTORS IN THE COMPANY ARE ENCOURAGED TO CONSULT APPROPRIATE LEGAL AND TAX COUNSEL.

                                   APPENDIX A

                       LIMITED LIABILITY COMPANY AGREEMENT

                      ------------------------------------

                              ALYESKA FUND, L.L.C.

                     (A Delaware Limited Liability Company)

                      ------------------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT

                            Dated as of May 31, 2001

                      ------------------------------------

                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281
                                 (212) 667-4225

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article I DEFINITIONS.........................................................1

Article II ORGANIZATION; ADMISSION OF MEMBERS.................................9
     2.1          Formation of Limited Liability Company......................9
     2.2          Name........................................................9
     2.3          Principal and Registered Office.............................9
     2.4          Duration...................................................10
     2.5          Objective and Business of the Company......................10
     2.6          Board of Managers..........................................10
     2.7          Members....................................................11
     2.8          Special Advisory Member....................................11
     2.9          Organizational Member......................................11
     2.10         Both Managers and Members..................................11
     2.11         Limited Liability..........................................12

Article III MANAGEMENT.......................................................12
     3.1          Management and Control.....................................12
     3.2          Actions by the Board of Managers...........................12
     3.3          Meetings of Members........................................13
     3.4          Custody of Assets of the Company...........................14
     3.5          Other Activities of Members and Managers...................14
     3.6          Duty of Care...............................................14
     3.7          Indemnification............................................15
     3.8          Fees, Expenses and Reimbursement...........................17

Article IV TERMINATION OF STATUS OF ADVISER AND MANAGERS, TRANSFERS
           AND REPURCHASES...................................................18
     4.1          Termination of Status of the Adviser.......................18
     4.2          Termination of Status of a Manager.........................18
     4.3          Removal of the Managers....................................19
     4.4          Transfer of Interests of Members...........................19
     4.5          Transfer of Interests of Special Advisory Member...........20
     4.6          Repurchase of Interests....................................20

Article V CAPITAL............................................................22
     5.1          Contributions to Capital...................................22
     5.2          Rights of Members to Capital...............................23
     5.3          Capital Accounts...........................................23
     5.4          Allocation of Net Profit and Net Loss......................24
     5.5          Allocation of Insurance Premiums and Proceeds..............24
     5.6          Allocation of Certain Expenditures.........................25
     5.7          Reserves...................................................25
     5.8          Incentive Allocation.......................................26

     5.9          Allocation of Organizational Expenses......................26
     5.10         Tax Allocations............................................26
     5.11         Distributions..............................................28
     5.12         Withholding................................................28

Article VI DISSOLUTION AND LIQUIDATION.......................................29
     6.1          Dissolution................................................29
     6.2          Liquidation of Assets......................................29

Article VII ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS.....................30
     7.1          Accounting and Reports.....................................30
     7.2          Determinations by the Board of Managers....................31
     7.3          Valuation of Assets........................................31

Article VIII MISCELLANEOUS PROVISIONS........................................32
     8.1          Amendment of Limited Liability Company Agreement...........32
     8.2          Special Power of Attorney..................................33
     8.3          Notices....................................................34
     8.4          Agreement Binding Upon Successors and Assigns..............34
     8.5          Applicability of 1940 Act and Form N-2.....................34
     8.6          Choice of Law; Arbitration.................................35
     8.7          Not for Benefit of Creditors...............................36
     8.8          Consents...................................................36
     8.9          Merger and Consolidation...................................36
     8.10         Pronouns...................................................36
     8.11         Confidentiality............................................36
     8.12         Certification of Non-Foreign Status........................37
     8.13         Severability...............................................37
     8.14         Filing of Returns..........................................37
     8.15         Tax Matters Partner........................................38
     8.16         Section 754 Election.......................................38

                              ALYESKA FUND, L.L.C.
                       LIMITED LIABILITY COMPANY AGREEMENT

     THIS LIMITED LIABILITY COMPANY AGREEMENT of Alyeska Fund, L.L.C. (the "Company") is dated as of May 31, 2001 by and among Sol Gittleman, Luis Rubio, Janet L. Schinderman, and Howard M. Singer as the Managers, CIBC Oppenheimer Advisers, L.L.C., as the Special Advisory Member, Howard M. Singer as the Organizational Member, and those persons hereinafter admitted as Members.

     WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on January 19, 2001;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                   ARTICLE I

                                   DEFINITIONS

     For purposes of this Agreement:

ADMINISTRATOR       The person who provides administrative services to the
                    Company pursuant to an administrative services agreement.

ADVISER CIBC Oppenheimer Advisers, L.L.C., a limited liability company organized under Delaware law, or any person who may hereinafter serve as the investment adviser to the Company pursuant to an Investment Advisory Agreement.

ADVISERS ACT        The Investment Advisers Act of 1940 and the rules,
                    regulations and orders thereunder, as amended from time to time, or any successor law.

AFFILIATE           An affiliated person of a person as such term is defined in the 1940 Act.

AGREEMENT           This Limited Liability Company Agreement, as amended from
                    time to time.

ALLOCATION CHANGE   With respect to each Member for each Allocation Period, the difference between:


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                    (1)   the sum of (a) the balance of such Member's Capital
                          Account as of the close of the Allocation Period (after giving effect to all allocations to be made to such Member's Capital Account as of such date other than any Incentive Allocation to be debited against such Member's Capital Account), plus (b) any debits to such Member's Capital Account during the Allocation Period to reflect any actual or deemed distributions or repurchases with respect to such Member's Interest, plus (c) any debits to such Member's Capital Account during the Allocation Period to reflect any Insurance premiums allocable to such Member, plus (d) any debits to such Member's Capital Account during the Allocation Period to reflect any items allocable to such Member's Capital Account pursuant to Section 5.6 hereof; and

                    (2) the sum of (a) the balance of such Member's Capital Account as of the commencement of the Allocation Period, plus (b) any credits to such Member's Capital Account during the Allocation Period to reflect any contributions by such Member to the capital of the Company, plus (c) any credits to such Member's Capital Account during the Allocation Period to reflect any Insurance proceeds allocable to such Member.

                    If the amount specified in clause (1) exceeds the amount specified in clause (2), such difference shall be a positive allocation change, and if the amount specified in clause (2) exceeds the amount specified in clause (1), such difference shall be a negative allocation change.

ALLOCATION PERIOD   With respect to each Member, the period commencing as of the date of admission of such Member to the Company, and thereafter each period commencing as of the day following the last day of the preceding Allocation Period with respect to such Member, and ending at the close of business on the first to occur of the following:

                    (1)   the last day of a Fiscal Year;


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                    (2)   the last day of a Taxable Year;

                    (3) the day as of which the Company repurchases the entire Interest of such Member;

                    (4) the day as of which the Company admits as a substituted Member a person to whom the Interest of such Member has been Transferred (unless there is no change of beneficial ownership); and

                    (5) the day as of which the Adviser's status as the Special Advisory Member is terminated pursuant to
                          Section 4.1.

BOARD OF MANAGERS   The Board of Managers established pursuant to Section 2.6.

CAPITAL ACCOUNT     With respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section
                    5.3.

CAPITAL PERCENTAGE  A percentage established for each Member on the Company's books as of each Expense Allocation Date. The Capital Percentage of a Member on an Expense Allocation Date shall be determined by dividing the amount of capital contributed to the Company by the Member pursuant to Section 5.1 hereof by the sum of the capital contributed to the Company by each Member pursuant to Section 5.1 hereof on or prior to such Expense Allocation Date. The sum of the Capital Percentages of all Members on each Expense Allocation Date shall equal 100%.

CERTIFICATE         The Certificate of Formation of the Company and any
                    amendments thereto as filed with the office of the Secretary of State of Delaware.

CIBC WM             CIBC World Markets Corp., or any successor thereto.

CIBC WM SERVICES    Such administrative services as CIBC WM shall provide to the
                    Company pursuant to a separate written agreement with the Company as contemplated by Section 3.8(a) hereof.

CLOSING DATE        The first date on or as of which a Member other than the
                    Organizational Member is admitted to the Company.


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CODE                The United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

COMPANY The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

DELAWARE ACT        The Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

EXPENSE ALLOCATION  The Closing Date, and thereafter each day on or before March
  DATE 31, 2002, as of which a contribution to the capital of the Company is made pursuant to Section 5.1 hereof.

FISCAL PERIOD       The period commencing on the Closing Date, and thereafter
                    each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

                    (1)  the last day of a Fiscal Year;

                    (2)  the last day of a Taxable Year;

                    (3) the day preceding any day as of which a contribution to the capital of the Company is made pursuant to Section 5.1; or

                    (4) any day on which the Company repurchases any Interest or portion of an Interest of any Member;

                    (5) any day (other than one specified in clause (2) above) as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Investment Percentages.


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


FISCAL YEAR         The period commencing on the Closing Date and ending on
                    March 31, 2002, and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board of Managers shall elect another fiscal year for the Company.

FORM N-2 The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

INCENTIVE
ALLOCATION          With respect to each Member, 10% of the amount, determined as of the close of each Allocation Period with respect to such Member, by which such Member's Positive Allocation
                    Change for such Allocation Period, if any, exceeds any positive balance in such Member's Loss Recovery Account as of the most recent prior date as of which any adjustment has been made thereto.

INDEPENDENT
MANAGERS Those Managers who are not "interested persons" of the Company as such term is defined in the 1940 Act.

INSURANCE           One or more "key individual" insurance policies on the life of any principal of a member of the Adviser, the benefits of which are payable to the Company.

INTEREST The entire ownership interest in the Company at any particular time of a Member or the Special Advisory Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

INVESTMENT ADVISORY
AGREEMENT           A separate written agreement entered into by the Company
                    pursuant to which the Adviser provides investment advisory services to the Company.

INVESTMENT FUNDS    Unregistered general or limited partnerships or other pooled investment vehicles and registered investment companies that are advised by an Investment Manager or Subadviser.

INVESTMENT MANAGERS Portfolio managers among which the Company deploys some or all of its assets.


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


INVESTMENT
PERCENTAGE          A percentage established for each Member on the Company's
                    books as of the first day of each Fiscal Period. The
                    Investment Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member's
                    Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Investment Percentages of all Members for each Fiscal Period shall equal 100%.

LOSS RECOVERY
ACCOUNT A memorandum account to be recorded in the books and records of the Company with respect to each Member, which shall have an initial balance of zero and which shall be adjusted as follows:

                    (1) As of the first day after the close of each Allocation Period for such Member, the balance of the Loss Recovery Account shall be increased by the amount, if any, of such Member's Negative Allocation Change for such Allocation Period and shall be reduced (but not below zero) by the amount, if any, of such Member's Positive Allocation Change for such Allocation Period.

                    (2) The balance of the Loss Recovery Account shall be reduced (but not below zero) as of each date as of which the Capital Account balance of any Member is reduced as a result of repurchase or transfer with respect to such Member's Interest by an amount determined by multiplying (a) such positive balance by
                         (b) a fraction, (i) the numerator of which is equal to the amount of the repurchase or transfer, and (ii) the denominator of which is equal to the balance of such Member's Capital Account immediately before giving effect to such repurchase or transfer.

                    No transferee of any Interest shall succeed to any Loss Recovery Account balance or portion thereof attributable to the transferor unless the Transfer by which such transferee received such Interest did not involve a change of beneficial ownership.


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


MANAGER An individual designated as a manager of the Company pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of Managers of the Company.

MEMBER Any person who shall have been admitted to the Company as a member (including any Manager in such person's capacity as a member of the Company but excluding any Manager in such person's capacity as a Manager of the Company) until the Company repurchases the entire Interest of such person as a member pursuant to Section 4.6 hereof or a substituted member or members are admitted with respect to any such person's entire Interest as a member pursuant to Section 4.4 hereof; such term includes the Adviser to the extent the Adviser makes a capital contribution to the Company and shall have been admitted to the Company as a member, and shall not include the Special Advisory Member.

NEGATIVE ALLOCATION
CHANGE              The meaning given such term in the definition of Allocation
                    Change.

NET ASSETS          The total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company, calculated before giving effect to any repurchases of Interests.

NET PROFIT OR
NET LOSS The amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net
                    Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Company, at the close of business on the Closing
                    Date), such amount to be adjusted to exclude:

                    (1) the amount of any Insurance premiums or proceeds to be allocated among the Capital Accounts of the Members pursuant to Section 5.5 hereof;


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


                    (2) any items to be allocated among the Capital Accounts of the Members on a basis that is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Fiscal Period pursuant to Sections 5.6 and 5.7 hereof; and

                    (3) Organizational Expenses allocated among the Capital Accounts of the Members pursuant to Section 5.9 hereof.

1940 ACT The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

1934 ACT The Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

ORGANIZATIONAL
EXPENSES The expenses incurred by the Company in connection with its formation, its initial registration as an investment company under the 1940 Act, and the initial offering of Interests.

ORGANIZATIONAL
MEMBER              Howard M. Singer

POSITIVE ALLOCATION
CHANGE              The meaning given such term in the definition of Allocation
                    Change.

SECURITIES          Securities (including, without limitation, equities, debt
                    obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

SPECIAL ADVISORY
ACCOUNT A capital account established and maintained on behalf of the Special Advisory Member pursuant to Section 5.3 hereof solely for the purpose of receiving the Incentive Allocation.

SPECIAL ADVISORY
MEMBER The Adviser in its capacity as the investment adviser to the Company.


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


SUBADVISERS         (1) Those Investment Managers for which a separate
                    investment vehicle has been created in which the Investment
                    Manager serves as general partner and the Company is the sole limited partner and (2) those Investment Managers who manage the Company's assets directly through a separate managed account.

TRANSFER The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

     2.1  Formation of Limited Liability Company.

     The Board of Managers shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

     2.2  Name.

     The name of the Company shall be "Alyeska Fund, L.L.C." or such other name as the Board of Managers may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and
(ii) sending notice thereof to each Member.

     2.3  Principal and Registered Office.

     The Company shall have its principal office at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281, or at such other place designated from time to time by the Board of Managers.

     The Company shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers.


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


     2.4  Duration.

     The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

     2.5  Objective and Business of the Company.

     (a) The objective and business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business. The Company shall be operated subject to any applicable restrictions of the Bank Holding Company Act of 1956, as amended.

     (b) The Company shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

     2.6  Board of Managers.

     (a) Prior to the Closing Date, the Organizational Member may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as the initial Managers on the Board of Managers, subject to the election of such persons prior to the Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Company's subscription agreement, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the initial Managers to the Board of Managers. After the Closing Date, the Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers to the Board of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Company. The number of Managers shall be fixed from time to time by the Board of Managers.

     (b) Each Manager shall serve on the Board of Managers for the duration of the term of the Company, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.

     (c) In the event that no Manager remains to continue the business of the Company, the Adviser shall promptly call a meeting of the Members, to be held within 60 days


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after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Company shall be dissolved pursuant to Section
6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.

     2.7  Members.

     For the first twelve months from the date the Company commences operations, the Board of Managers may admit new Members as of the first day of each month. Thereafter, the Board of Managers may admit new Members at such times as may be determined by the Board of Managers, but not more frequently than as of the first day of each calendar quarter, unless the Board of Managers has received a letter from counsel to the Adviser stating that, under applicable banking laws, the Board of Managers may admit new Members on a more frequent basis. Subject to the foregoing, Members may be admitted to the Company subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Managers may in its sole discretion reject any subscription for Interests. The Board of Managers may, in its sole discretion, suspend subscriptions for Interests at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

     2.8  Special Advisory Member.

     Upon signing this Agreement, the Adviser shall be admitted to the Company as the Special Advisory Member, subject to due approval, in accordance with the requirements of the 1940 Act, of the Investment Advisory Agreement. The Interest of the Special Advisory Member shall be non-voting. If at any time the Investment Advisory Agreement between the Company and the person then serving as Adviser terminates, the Board of Managers shall admit as a substitute Special Advisory Member, upon its signing this Agreement, such person as may be retained by the Company to provide investment advisory services pursuant to an Investment Advisory Agreement, subject to the due approval of such Investment Advisory Agreement in accordance with the requirements of the 1940 Act.

     2.9  Organizational Member.

     Upon the admission of any Member, the Organizational Member shall withdraw from the Company as the Organizational Member and shall be entitled to the return of his or her Capital Contribution, if any, without interest or deduction.

     2.10 Both Managers and Members.

     A Member may at the same time be a Manager and a Member, or a Special Advisory Member and Member, in which event such Member's rights and obligations in each


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capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

     2.11 Limited Liability.

     Except as provided under applicable law, a Member and the Special Advisory Member shall not be liable for the Company's debts, obligations and liabilities in any amount in excess of the capital account balance of such Member, plus such Member's share of undistributed profits and assets. Except as provided under applicable law, a Manager shall not be liable for the Company's debts, obligations and liabilities.

                                  ARTICLE III

                                   MANAGEMENT

     3.1  Management and Control.

     (a) Management and control of the business of the Company shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of Managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Company shall have no Managers, the Adviser shall continue to serve as the Adviser to the Company. During such time period, CIBC WM shall continue to provide the CIBC WM Services to the Company.

     (b) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

     (c) The Board of Managers may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

     3.2  Actions by the Board of Managers.

     (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a


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majority of the Managers (including the vote of a majority of the Independent
Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

     (b) The Board of Managers may designate from time to time a Principal Manager who shall preside at all meetings. Meetings of the Board of Managers may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

     3.3  Meetings of Members.

     (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding 25% or more of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

     (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Managers shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.


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


     (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

     3.4  Custody of Assets of the Company.

     The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

     3.5  Other Activities of Members and Managers.

     (a) The Managers shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

     (b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

     3.6  Duty of Care.

     (a) A Manager shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Manager's office.

     (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

     3.7  Indemnification.

     (a) To the fullest extent permitted by law, the Company shall, subject to
Section 3.7(b) hereof, indemnify each Manager (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

     (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

     (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Company by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

     (d) Any indemnification or advancement of expenses made pursuant to this
Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

     (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

     (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Manager or other person.

     3.8  Fees, Expenses and Reimbursement.

     (a) So long as CIBC WM provides CIBC WM Services to the Company, it shall be entitled to receive fees for such services as may be agreed to by CIBC WM and the Company pursuant to a separate written agreement.

     (b) The Board of Managers may cause the Company to compensate each Manager for his or her services as such. In addition, the Managers shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

     (c) The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement or by CIBC WM pursuant to the agreement referred to in Section 3.8(a) hereof. Expenses to be borne by the Company include, but are not limited to, the following:

          (1) all costs and expenses directly related to portfolio transactions and positions for the Company's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds;

          (2) all costs and expenses associated with the organization and registration of the Company, certain offering costs and the costs of compliance with any applicable federal or state laws;

          (3) all costs and expenses associated with the organization of Investment Funds managed by Subadvisers, if any, and with the selection of Investment Managers, including due diligence and travel-related expenses;

          (4) attorneys' fees and disbursements associated with updating the Company's Confidential Memorandum and subscription documents (the "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Company in connection with offerings of Interests;

          (5) the costs and expenses of holding meetings of the Board of Managers and any meetings of Members;

          (6) fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the

               Company or the Board of Managers (in the event that consultants and professionals are retained for the benefit of the Company and one or more other accounts managed by the Adviser, such fees will be allocated among all such accounts based on relative net assets);

          (7) any fees payable to CIBC WM for CIBC WM Services and the fees of custodians and persons providing administrative services to the Company;

          (8) the costs of a fidelity bond and any liability insurance obtained on behalf of the Company or its Managers;

          (9) all expenses of computing the Company's net asset value, including any equipment or services obtained for such purposes;

          (10) all charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and

          (11) such other types of expenses as may be approved from time to time by the Board of Managers, other than those required to be borne by the Adviser or CIBC WM.

     The Adviser shall be entitled to reimbursement from the Company for any of the above expenses that it pays on behalf of the Company.

     (d) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.

                                   ARTICLE IV

                 TERMINATION OF STATUS OF ADVISER AND MANAGERS,
                            TRANSFERS AND REPURCHASES

     4.1  Termination of Status of the Adviser.

     The status of the Adviser as the Special Advisory Member shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Company does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

     4.2  Termination of Status of a Manager.

     The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or (viii) shall otherwise cease to be a Manager of the Company under the Delaware Act.

     4.3  Removal of the Managers.

     Any Manager may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

     4.4  Transfer of Interests of Members.

     (a) An Interest of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of such Member or (ii) with the written consent of the Board of Managers (which may be withheld in its sole discretion); provided, however, that the Board of Managers may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), (iii) a distribution from a qualified retirement plan or an individual retirement account or (iv) that represents a "block transfer" within the meaning of Treasury Regulations ss. 1.7704-1(e)(2).

     (b) The Board of Managers may not consent to a Transfer of an Interest or a portion thereof of a Member unless: (i) the person to whom the Interest is Transferred is a person whom the Company believes is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933 or any successor rule thereto; (ii) the person to whom the Interest is Transferred (or each of the person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board of Managers believes meets the requirements of paragraph
(d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto; and
(iii) the entire Interest of the Member is Transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $150,000. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Managers, the Board of Managers shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

     (c) Each Member shall indemnify and hold harmless the Company, the Managers, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

     4.5  Transfer of Interests of Special Advisory Member.

     The Adviser may not Transfer its Interest as the Special Advisory Member.

     4.6  Repurchase of Interests.

     (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Company for repurchase that Interest or portion thereof. The Board of Managers from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Interests or portions thereof pursuant to written tenders. However, the Company shall not offer to repurchase Interests on more than two occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Company or the Members. In determining whether to cause the Company to repurchase Interests or portions thereof pursuant to written tenders, the Board of Managers shall consider the recommendation of the Adviser, and shall also consider the following factors, among others:

          (1) whether any Members have requested to tender Interests or portions thereof to the Company;

          (2)  the liquidity of the Company's assets;

          (3) the investment plans and working capital requirements of the Company;

          (4) the relative economies of scale with respect to the size of the Company;

          (5) the history of the Company in repurchasing Interests or portions thereof;

          (6)  the economic condition of the securities markets; and

          (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

     The Board of Managers shall cause the Company to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Company and to all Members or one or more classes of Members (including persons holding Interests acquired from Members), as applicable.

     (b) A Member who tenders for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the Incentive Allocation, if any, that is to be debited from the capital account of the Member on the date of expiration of the tender offer or would be so debited if the date of expiration were a day on which an Incentive Allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained.

     (c) The Adviser may tender its Interest or a portion thereof as a Member or Special Advisory Member of the Company under Section 4.6(a) hereof.

     (d) If the Adviser's status as Special Advisory Member is terminated pursuant to Section 4.1 hereof, it (or its trustee or other legal representative) may, by written notice to the Board of Managers within 60 days of the effective date of such termination, tender to the Company for repurchase all or any portion of its Special Advisory Account. Not later than thirty (30) days after the receipt of such notice, the Board of Managers shall cause such tendered portion of the Special Advisory Account to be repurchased by the Company for cash.

     (e) The Board of Managers may cause the Company to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Managers determines or has reason to believe that:

          (1) such an Interest or portion thereof has been transferred in violation of Section 4.4 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member;

          (2) ownership of such an Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

          (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Company, the Managers or the Adviser, or may subject the Company or any of the Members to an undue risk of adverse tax or other fiscal consequences;

          (4) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

          (5) it would be in the best interests of the Company, as determined by the Board of Managers in its sole discretion, for the Company to repurchase such an Interest or portion thereof.

     (f) Repurchases of Interests or portions thereof by the Company shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Company to repurchase Interests, promptly after the expiration date of such repurchase offer in accordance with the terms of such repurchase offer. Payment of the purchase price for an Interest (or portion thereof) shall consist of: (i) cash in an aggregate amount equal to such percentage, as may be determined by the Board of Managers, of the estimated unaudited net asset value of the Interest (or portion thereof) repurchased by the Company determined as of the date of such repurchase (the "Initial Payment"); and, if determined to be necessary or appropriate by the Board of Managers or if the Initial Payment is less than 100% of the estimated unaudited net asset value, (ii) a promissory note entitling the holder thereof to a contingent payment equal to the excess, if any, of (x) the net asset value of the Interest (or portion thereof) repurchased by the Company as of the date of such repurchase, determined based on the audited financial statements of the Company for the Fiscal Year in which such repurchase was effective, over (y) the Initial Payment. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay all or any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests shall be subject to any and all conditions as the Board of Managers may impose in its sole discretion. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the audited value of such Member's Capital Account or portion thereof, as applicable, as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date.

                                    ARTICLE V

                                     CAPITAL

     5.1  Contributions to Capital.

     (a) The minimum initial contribution of each Member to the capital of the Company shall be such amount as the Board of Managers, in its discretion, may determine from time to time, but in no event shall be less than $150,000; provided, however, that the minimum initial contribution of a Member who is one of the following may be less than $150,000, but in no event less than $50,000: a Manager of the Company; a manager or individual general partner of any investment company registered under the 1940 Act for which the Adviser or an affiliate of the Adviser serves as investment adviser; a director, officer, partner, member or employee of the

Adviser or its affiliates or of organizations that serve as counsel to the Company or to the Independent Managers or provide services to the Company (including solicitors for the Company); a parent, spouse or child of any of the foregoing individuals; a trust or retirement account for the benefit of such persons; or an entity of which such persons are the sole beneficial owners. The amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company. The Managers shall not be entitled to make voluntary contributions of capital to the Company as Managers of the Company, but may make voluntary contributions to the capital of the Company as Members. The Adviser may make voluntary contributions to the capital of the Company as a Member.

     (b) The Members and the Adviser, as a Member, may make additional contributions to the capital of the Company of at least $25,000, effective as of such times as the Board of Managers, in its discretion, may permit, subject to
Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in
Section 5.7 hereof.

     (c) Except as otherwise permitted by the Board of Managers, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities that the Board of Managers, in its sole discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Company shall charge each Member making a contribution in Securities to the capital of the Company such amount as may be determined by the Board of Managers not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

     (d) The minimum initial and additional contributions set forth in (a) and
(b) of this Section 5.1 may be reduced by the Board of Managers.

     5.2  Rights of Members to Capital.

     No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of a part or all of such Member's Interest pursuant to Section 4.6 hereof, (ii) pursuant to the provisions of Section 5.7(c) hereof or (iii) upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

     5.3  Capital Accounts.

     (a) The Company shall maintain a separate Capital Account for each Member.

     (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under Section 752 of the
Code) constituting such Member's initial contribution to the capital of the Company.

     (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under Section 752 of the
Code) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.7 or 5.9 hereof.

     (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.6, 5.11 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the
Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.9 hereof.

     (e) The Company shall maintain a Special Advisory Account for the Adviser in its capacity as Special Advisory Member solely for purposes of receiving the Incentive Allocation pursuant to Section 5.8 hereof. The Special Advisory Account shall have an initial balance of zero.

     5.4  Allocation of Net Profit and Net Loss.

     As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

     5.5  Allocation of Insurance Premiums and Proceeds.

     (a) Any premiums payable by the Company for Insurance purchased pursuant to
Section 3.8(d) hereof shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Member who is a member of the Company during such Fiscal Period in accordance with such Member's Investment Percentage for such Fiscal Period.

     (b) Proceeds, if any, to which the Company may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Member who is a member of the Company during the Fiscal Period in which the event that gives rise to recovery of proceeds occurs in accordance with such Member's Investment Percentage for such Fiscal Period.

     5.6  Allocation of Certain Expenditures.

     Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Managers to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

     5.7  Reserves.

     (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Adviser or the Board of Managers, such reserves to be in the amounts that the Board of Managers, in its sole discretion, deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as the Board of Managers, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Managers, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

     (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

     (c) If any amount is required by paragraph (a) or (b) of this Section 5.7 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph (a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

     5.8  Incentive Allocation.

     (a) So long as the Adviser serves as the Special Advisory Member of the Company, the Incentive Allocation shall be debited against the Capital Account of each Member as of the last day of each Allocation Period with respect to such Member and the amount so debited shall simultaneously be credited to the Special Advisory Account or, subject to compliance with the 1940 Act and the Advisers Act, to the Capital Accounts of such Members who are directors, officers or employees of CIBC WM or its Affiliates, or with respect to which such directors, officers or employees are the sole beneficial owners, as have been designated in any written notice delivered by the Adviser to the Board of Managers within 90 days after the close of such Allocation Period.

     (b) At any time following the date on which an Incentive Allocation is made, the Special Advisory Member may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Advisory Account. Within 30 days after the completion of the audit of the books of the Company for the year in which allocations to the Special Advisory Account are made, the Company shall pay to the Special Advisory Member any additional amount of Incentive Allocation determined to be owed to the Special Advisory Member based on the audit, and the Special Advisory Member shall pay to the Company any excess amount of Incentive Allocation determined to be owed to the Company.

     5.9  Allocation of Organizational Expenses.

     (a) As of the first Expense Allocation Date, Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

     (b) As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Member pursuant to this Section 5.9 on the preceding Expense Allocation Date will be credited to the Capital Account of such Member, and Organizational Expenses shall then be re-allocated among and debited against the Capital Accounts of all Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

     5.10 Tax Allocations.

     For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.10 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulation ss. 1.704-1(b)(2)(ii)(d).

     If the Company realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any fiscal year during or as of the end of which the Interests of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Company pursuant to Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such gains as follows: (i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

     If the Company realizes capital losses (including long-term capital losses) for Federal income tax purposes ("losses") for any fiscal year during or as of the end of which the Interests of one or more Negative Basis Members (as hereinafter defined) are repurchased by the Company pursuant to Article IV, the Board of Managers, unless otherwise determined by the Board of Managers, in its sole discretion, shall allocate such losses as follows: (i) to allocate such losses among such Negative Basis Members, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Member, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Member shall have been eliminated and (ii) to allocate any losses not so allocated to Negative Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to Section 5.4.

     As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the
Code), and (ii) the term "Positive Basis Member" shall mean any Member whose Interest is repurchased by the Company and who has Positive Basis as of the effective date of the repurchase, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the second paragraph of this Section 5.10 equal to its Positive Basis as of the effective date of such repurchase.

     As used herein, (i) the term "Negative Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time is less than its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under
Section 752 of the Code), and (ii) the term "Negative Basis Member" shall mean any Member whose Interest is repurchased by the Company and who has Negative Basis as of the effective date of such repurchase, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of the third paragraph of this Section. 5.10 equal to its Negative Basis as of the effective date of such repurchase.

     Notwithstanding anything to the contrary in the foregoing, if the Company realizes taxable income and gains in any fiscal year with respect to which the Special Advisory Member is entitled to an Incentive Allocation under Section 5.8 hereof, the Board of Managers (at the request of the Special Advisory Member) may specially allocate such gains to the Special Advisory Member in an amount by which the Incentive Allocation exceeds the Special Advisory Member's "adjusted tax basis" (determined without regard to any allocation to be made pursuant to this paragraph) in its interest in the Company as of the time it withdraws such Incentive Allocation. The Special Advisory Member's "adjusted tax basis", for these purposes, shall be increased by any amount of the Incentive Allocation withdrawal that it elects to contribute as a Member to the Company as of the date of the withdrawal of the Incentive Allocation.

     5.11 Distributions.

     The Board of Managers, in its sole discretion, may authorize the Company to make distributions in cash at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

     5.12 Withholding.

     (a) The Board of Managers may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

     (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Managers, the amount of such excess.

     (c) The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Managers with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

     6.1  Dissolution.

     The Company shall be dissolved:

          (1) upon the affirmative vote to dissolve the Company by: (i) the Board of Managers or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

          (2) upon the failure of Members to elect a successor Manager at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Company;

          (3) upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company, if such Interest has not been repurchased by the Company;

          (4)  as required by operation of law.

     Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Managers and Members may elect to continue the business of the Company as provided above, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

     6.2  Liquidation of Assets.

     (a) Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board of Managers shall promptly appoint the Administrator as the liquidator and the Administrator shall liquidate the business and administrative affairs of the Company, except that if the Board of Managers does not appoint the Administrator as the liquidator or the Administrator is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Company. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the

Board of Managers or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

          (1) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be paid on a pro rata basis;

          (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro rata basis;

          (3) The Special Advisory Member shall next be paid any balance in the Special Advisory Account after giving effect to the Incentive Allocation, if any, to be made pursuant to Section 5.8 hereof; and

          (4) the Members shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

     (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Company, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

                                  ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

     7.1  Accounting and Reports.

     (a) The Company shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

     (b) After the end of each taxable year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Interest as is necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

     (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by such Act. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

     7.2  Determinations by the Board of Managers.

     (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

     (b) The Board of Managers may make such adjustments to the computation of Net Profit or Net Loss, the Allocation Change with respect to any Member, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

     7.3  Valuation of Assets.

     (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

     (b) The Company will value interests in Investment Funds not managed by the Subadvisers at fair value, which ordinarily will be the value determined by their Investment Managers in accordance with the policies established by the relevant Investment Fund.

     (c) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1  Amendment of Limited Liability Company Agreement.

     (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

     (b) Any amendment that would:

          (1) increase the obligation of a Member to make any contribution to the capital of the Company;

          (2) reduce the Capital Account of a Member or Special Advisory Account other than in accordance with Article V; or

          (3)  modify the events causing the dissolution of the Company;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company.

     (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this
Section 8.1 shall specifically include the power to:

          (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

          (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation, including but not limited to, to satisfy the requirements, or to reflect any relaxation of such requirements in the future, of the Bank Holding Company Act of 1956, as amended, or other U.S. or Canadian banking laws, or any regulations, guidelines or policies or interpretations of the banking regulatory agencies or the staff thereof, or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

          (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Company will not be treated as an association or a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code.

     (d) The Board of Managers shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

     8.2  Special Power of Attorney.

     (a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

          (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

          (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

          (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

     (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

     (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and as such:

          (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board of Managers shall have had notice thereof; and

          (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

     8.3  Notices.

     Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Managers or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

     8.4  Agreement Binding Upon Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

     8.5  Applicability of 1940 Act and Form N-2.

     The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

     8.6  Choice of Law; Arbitration.

     (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

     (b) Unless otherwise agreed in writing, each Member and the Special Advisory Member agree to submit all controversies arising between Members or one or more Members or the Special Advisory Member and the Company to arbitration in accordance with the provisions set forth below and understands that:

          (1)  arbitration is final and binding on the parties;

          (2) they are waiving their right to seek remedies in court, including the right to a jury trial;

          (3) pre-arbitration discovery is generally more limited and different from court proceedings;

          (4) the arbitrator's award is not required to include factual findings or legal reasoning and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

          (5) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

     (c) All controversies that may arise among Members and one or more Members or the Special Advisory Member and the Company concerning this Agreement shall be determined by arbitration in New York City in accordance with the Federal Arbitration Act, to the fullest extent permitted by law. Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of either the New York Stock Exchange, Inc. (the "NYSE") or the National Association of Securities Dealers, Inc. (the "NASD"), as the Member or Special Advisory Member or entity instituting the arbitration may elect. If the NYSE or NASD does not accept the arbitration for consideration, the arbitration shall be submitted to, and determined in accordance with the rules then obtaining of, the Center for Public Resources, Inc. in New York City. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

     (d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

     8.7  Not for Benefit of Creditors.

     The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, the Special Advisory Member and the Company. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

     8.8  Consents.

     Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

     8.9  Merger and Consolidation.

     (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

     (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with
Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

     8.10 Pronouns.

     All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

     8.11 Confidentiality.

     (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Managers.

     (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

     (c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

     8.12 Certification of Non-Foreign Status.

     Each Member or transferee of an Interest from a Member shall certify, upon admission to the Company and at such other times thereafter as the Board of Managers may request, whether such Member is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Company, and shall notify the Company within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board of Managers may be treated as a non-United States Person for purposes of U.S. federal tax withholding.

     8.13 Severability.

     If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

     8.14 Filing of Returns.

     The Board of Managers or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

     8.15 Tax Matters Partner.

     (a) A Manager who is a Member shall be designated on the Company's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of Section 6231(a)(7) of the Code. In the event that no Manager is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Company pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board of Managers all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Company under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

     (b) Each person (for purposes of this Section 8.15, called a "Pass-Thru Member") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Member. In the event the Company shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

     8.16 Section 754 Election.

     In the event of a distribution of Company property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Company, at the request of a Member, the Board of Managers, in its discretion, may cause the Company to elect, pursuant to
Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property as provided by Sections 734 and 743 of the Code.

     EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGERS:

/s/ SOL GITTLEMAN                                     /s/ LUIS RUBIO
----------------------                                ----------------------
Sol Gittleman                                         Luis Rubio

/s/ JANET L. SCHINDERMAN                              /s/ HOWARD M. SINGER
----------------------                                ----------------------
Janet L. Schinderman                                  Howard M. Singer

ORGANIZATIONAL MEMBER:

/s/ HOWARD M. SINGER
----------------------
Howard M. Singer

MEMBERS:

Each person who shall sign a Member Signature Page and who shall be accepted by the Board of Managers to the Company as a Member.

SPECIAL ADVISORY MEMBER:

CIBC OPPENHEIMER ADVISERS, L.L.C.

By: CIBC World Markets Corp.
    Managing Member


By: /s/ HOWARD M. SINGER
    -------------------------
    Name:  Howard M. Singer
    Title:  Managing Director

                                   APPENDIX B

                                 PERFORMANCE OF
                  CIBC OPPENHEIMER ALYESKA INTERNATIONAL, LTD.

            PROSPECTIVE INVESTORS SHOULD READ THE PERFORMANCE CHART
            (INCLUDING FOOTNOTES) CAREFULLY. PAST PERFORMANCE OF THE
                   OFFSHORE FUND IS NOT A GUARANTEE OF FUTURE
                          PERFORMANCE OF THE COMPANY.

CIBC Oppenheimer Alyeska International, Ltd. (the "Offshore Fund") is a Cayman Islands exempted limited company incorporated on January 24, 2000. Its investment objective is substantially the same as that of the Company. The Offshore Fund's investment adviser, CIBC Oppenheimer Multi-Manager Advisers, L.L.C, relies on its Hedge Fund Due Diligence Committee to oversee investment decision making on behalf of the Offshore Fund. The Committee has chosen Kenneth Stemme to be primarily responsible for the day-to-day management of the Offshore Fund's portfolio. Mr. Stemme will also be responsible for the day-to-day management of the Company's portfolio.

                  CIBC OPPENHEIMER ALYESKA INTERNATIONAL, LTD.

                             INVESTMENT PERFORMANCE
                      (INCEPTION THROUGH MARCH 31, 2001)(1)

                             OFFSHORE FUND                   S&P 500 INDEX
PERIOD                       RATE OF RETURN(2)               RATE OF RETURN(3)

2000
1Q (02/01/00-03/31/00)          7.30%                             7.70%
2Q (04/01/00-06/30/00)         -3.65%                            -2.65%
3Q (07/01/00-09/30/00)          5.46%                            -0.97%
4Q (10/01/00-12/31/00)         -1.06%                            -7.83%

2001
1Q (01/01/01-03/31/01)         -1.88%                           -11.86%

CUMULATIVE RETURN(4)
(02/01/00-03/31/01)             5.84%                           -15.68%

THIS TABLE MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING FOOTNOTES, WHICH ARE AN INTEGRAL PART HEREOF.

     The performance table reflects the percentage change in the Net Asset Value ("NAV") of the shares ("Shares") of CIBC Oppenheimer Alyeska International, Ltd. (the "Fund") as well as the results of the S&P 500 Index. The table was compiled in accordance with the following facts and assumptions.

1. The Offshore Fund commenced operations on February 1, 2000, with approximately $6.0 million in capital, and has a December 31 fiscal year end. The information is based on the Offshore Fund's audited and unaudited financials. PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE PERFORMANCE.

2. The Offshore Fund's Rate of Return reflects the percentage increase or decrease in the Offshore Fund's Share NAV for the periods indicated. Share NAV reflects the monthly accrual of a 10% annual incentive fee (the "Incentive Fee"), if any, as well as payment of all other Offshore Fund expenses, including the 1.00% Management Fee. The Incentive Fee is only paid with respect to the appreciation in the NAV of the Offshore Fund in excess of the prior high NAV used to determine the last Incentive Fee paid to the Investment Adviser.

3. The S&P 500 Index is a well known, broad-based stock market index which contains only seasoned equity securities. The Offshore Fund does not restrict its selection of securities to those comprising the S&P 500 Index. Performance of the S&P 500 Index is provided for comparison purposes only and is calculated with dividends reinvested.

4. The Cumulative Return is calculated by using a compounded, time-weighted return.

                           Part C - OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

     (1)  Financial Statements:

          As Registrant has no assets, financial statements are omitted.

     (2)  Exhibits:

          (a) (1) Certificate of Formation of Limited Liability Company. Incorporated by reference to Exhibit 2(a)(1) to Alyeska Fund's (the "Registrant") Form N-2 Registration Statement (File No. 811-10397) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 4, 2001 (Accession Number 0000950110-01-500224)

               (2) Limited Liability Company Agreement. See Appendix A of Registrant's Confidential Memorandum, which is included in this Registration Statement.

          (b)  Not Applicable.

          (c)  Not Applicable.

          (d)  See Item 24(2)(a)(2).

          (e)  Not Applicable.

          (f)  Not Applicable.

          (g)  Investment Advisory Agreement. Incorporated by reference to
               Exhibit 2(g) to the Registrant's Registration Statement filed with the Commission on June 4, 2001 (Accession Number 0000950110-01-500224).

          (h) Placement Agency Agreement. Incorporated by reference to Exhibit 2(h) to the Registrant's Registration Statement field with the Commission on June 4, 2001 (Accession Number
               0000950110-01-500224).

          (i)  Not Applicable.

          (j) Custody Agreement. Incorporated by reference to Exhibit 2(j) to the Registrant's Registration Statement filed with the Commission on June 4, 2001 (Accession Number 0000950110-01-500224).

          (k) (1) Administrative Services Agreement. Incorporated by reference to Exhibit 2(k)(1) to the Registrant's Registration Statement filed with the Commission on June 4, 2001 (Accession Number 0000950110-01-500224).

               (2) Administration, Accounting and Investor Services Agreement. Incorporated by reference to Exhibit 2(k)(2) to the Registrant's Registration Statement filed with the Commission on June 4, 2001 (Accession Number 0000950110-01-500224)

          (l)  Not Applicable.

          (m)  Not Applicable.

          (n)  Not Applicable.

          (o)  Not Applicable.

          (p)  Not Applicable.

          (q)  Not Applicable.

          (r) Code of Ethics. Incorporated by reference to Exhibit 2(r) to the Registrant's Registration Statement filed with the Commission on June 4, 2001 (Accession Number 0000950110-01-500224)

ITEM 25. MARKETING ARRANGEMENTS

     Not Applicable.

ITEM 26. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         All figures are estimates:

         Blue Sky Fees and Expenses (including fees
             of counsel)..............................              $ 10,000
         Transfer Agent fees..........................                   N/A
         Accounting fees and expenses.................                10,000
         Legal fees and expenses......................               125,000
         Printing and engraving.......................                25,000
         Offering Expenses............................                75,000
         Miscellaneous................................                 5,000
                                                                    --------
                                                                    $250,000

ITEM 27. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

     After completion of the private offering of interests, Registrant expects that no person will be directly or indirectly under common control with Registrant.

ITEM 28. NUMBER OF HOLDERS OF SECURITIES

         Title of Class                     Number of Record Holders
         --------------                     ------------------------

Limited Liability Company Interests         1 (Registrant anticipates that as a
                                            result of the initial private
                                            offering of interests there will be
                                            more than 100 record holders of
                                            such interests.)

ITEM 29. INDEMNIFICATION

     Reference is made to Section 3.7 of Registrant's Limited Liability Company Agreement (the "Company Agreement"), which will be filed as Exhibit (a)(2) hereto. Registrant hereby undertakes that it will apply the indemnification provision of the Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

     Registrant, in conjunction with the CIBC Oppenheimer Advisers, L.L.C. (the "Adviser") and Registrant's Managers, maintains insurance on behalf of any person who is or was an Independent Manager, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. However, in no event will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 30. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is set forth in Registrant's Confidential Memorandum in the section entitled "THE ADVISER AND CIBC WM." Information as to the directors and officers of the Adviser is included in its Form ADV as filed with the Commission (File No. 801-55640), and is incorporated herein by reference.

ITEM 31. LOCATION OF ACCOUNTS AND RECORDS

     The Administrator maintains certain required accounting related and financial books and records of Registrant at PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Adviser at One World Financial Center, 200 Liberty Street, New York, New York 10281.

ITEM 32. MANAGEMENT SERVICES

     Not applicable.

ITEM 33. UNDERTAKINGS

     Not Applicable.

                                    FORM N-2

                              ALYESKA FUND, L.L.C.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 20th day of September, 2001.


                                            ALYESKA FUND, L.L.C.


                                            By: /s/     HOWARD M. SINGER
                                                --------------------------------
                                                Name:   Howard M. Singer
                                                Title:  Organizational Member